                                                                    Exhibit 10.1

                                                                  CONFORMED COPY
                                                                  --------------




                            ASSET PURCHASE AGREEMENT

                                  By and Among

                          MOLTEN METAL TECHNOLOGY, INC.

                                       and

                              MMT OF TENNESSEE INC.

                                       and

                       THE SCIENTIFIC ECOLOGY GROUP, INC.

                                       and

                        WESTINGHOUSE ELECTRIC CORPORATION

                          Dated as of December 10, 1996

                                                 Table of Contents
                                                 ----- -- --------

         Article                                                                                       Page
         -------                                                                                       ----

1.       Purchase and Sale...........................................................................    2

         1.1.         SEG Acquired Assets............................................................    2
         1.2.         Westinghouse Acquired Assets...................................................    4
         1.3.         Excluded Assets................................................................    5

2.       Assumption of Certain Obligations...........................................................    5

         2.1.         Assumed Liabilities............................................................    5
         2.2.         Excluded Liabilities...........................................................    6

3.       Purchase Price..............................................................................    6

         3.1.         Purchase Price to be Paid at Closing...........................................    6
         3.2.         Allocation.....................................................................    6

4.       Closing      ...............................................................................    7

         4.1.         Time and Place.................................................................    7
         4.2.         Transactions at Closing........................................................    7

5.       Representations and Warranties of the Seller and Westinghouse...............................    8

         5.1.         Organization; Authority........................................................    9
         5.2.         Binding Effect.................................................................    9
         5.3.         Non-Contravention..............................................................    9
         5.4.         Governmental Consents; Transferability of Licenses, Etc........................    9
         5.5.         Litigation, Etc................................................................   10
         5.6.         Conformity to Law..............................................................   10
         5.7.         Title to Acquired Assets.......................................................   11
         5.8.         Safety, Zoning and Environmental Matters.......................................   11
         5.9.         Equipment......................................................................   12
         5.10.        Insurance......................................................................   13
         5.11.        Contracts......................................................................   13
         5.12.        Employee Benefit Plans.........................................................   14
         5.13.        Compensation of and Contracts with Employees...................................   15
         5.14.        Labor Relations................................................................   15
         5.15.        Trademarks, Patents, Etc.......................................................   16
         5.16.        Brokers........................................................................   18

6.       Representations and Warranties of the Buyer
         and the Buyer Sub...........................................................................   18

         6.1.         Organization and Standing of Buyer and
                        the Buyer Sub................................................................   18
         6.2.         Corporate Approval;  Binding Effect............................................   18
         6.3.         Non-Contravention; Approvals...................................................   19
         6.4.         Brokers........................................................................   19
         6.5.         Knowledge of Misrepresentations................................................   19

7.       Transitional Matters and Post-Closing Covenants.............................................   19

         7.1.         Proposed Assumed Employees.....................................................   19
         7.2.         Employee Benefit Plans.........................................................   21
         7.3.         General Assistance; Books and Records..........................................   23
         7.4.         Guaranties and Indemnities.....................................................   25
         7.5.         Radioactive Material License...................................................   25
         7.6.         Radiologic Air Emissions.......................................................   26
         7.7.         Storm Water Emissions..........................................................   26
         7.8.         Q-CEP Container................................................................   27
         7.9.         Arrowsmith Non-Compete.........................................................   28
         7.10.        Equipment Disposal.............................................................   28
         7.11.        Termination of Master Agreement; Release.......................................   28
         7.12.        Executive Committee............................................................   29
         7.13.        Acquired Resins; Processing and Storage........................................   30
         7.14.        General Signal;  Quanterra.....................................................   31
         7.15.        Copying of Books and Records...................................................   31
         7.16.        Discounts......................................................................   32
         7.17.        Dryer..........................................................................   32
         7.18.        Methodology with Respect to Customer Contracts.................................   32
         7.19.        Nontransferable Contracts......................................................   34

8.       Confidentiality and Related Matters.........................................................   36

         8.1.         Confidentiality Obligations of the Buyer.......................................   36
         8.2.         Confidentiality Obligations of the Seller and Westinghouse.....................   37
         8.3.         Third Party Information........................................................   38
         8.4.         Limitations on Obligations.....................................................   38
         8.5.         Confidential Treatment of Certain Acquisition
                        Agreements...................................................................   39

                                     -iii-

9.       Non-Competition and Related Covenants.......................................................   39

         9.1.         Noncompetition.................................................................   39
         9.2.         Non-Advocacy; Preferred Provider...............................................   42

10.      Indemnification.............................................................................   43

         10.1.        Indemnity by the Seller and Westinghouse.......................................   43
         10.2.        Indemnity by the Buyer.........................................................   44
         10.3.        Environmental Indemnity........................................................   45
         10.4.        Time Limitations...............................................................   47
         10.5.        Materiality Standards; Dollar Thresholds.......................................   48
         10.6.        Claims.........................................................................   49
         10.7.        Method and Manner of Paying Claims; Set-Off....................................   50
         10.8.        Straddle Claims................................................................   50
         10.9.        Insurance Proceeds.............................................................   51
         10.10.       Scope of this Article 10.......................................................   52
         10.11.       Exclusion of Certain Claims....................................................   52
         10.12.       Property Coverage..............................................................   53

11.      General      ...............................................................................   53

         11.1.        Expenses.......................................................................   53
         11.2.        Notices........................................................................   54
         11.3.        Entire Agreement...............................................................   55
         11.4.        Governing Law..................................................................   55
         11.5.        Sections and Section Headings..................................................   55
         11.6.        Assigns........................................................................   55
         11.7.        Survival and Materiality of Representations and Warranties.....................   56
         11.8.        Further Assurances.............................................................   56
         11.9.        Tax Treatment..................................................................   56
         11.10.       No Implied Rights or Remedies..................................................   56
         11.11.       Counterparts...................................................................   57
         11.12.       Public Statements or Releases..................................................   57
         11.13.       Jurisdiction and Consent to Service of Process,
                        Waiver of Jury Trial.........................................................   57
         11.14.       Construction...................................................................   57
         11.15.       Nature of Obligations..........................................................   57

12.      Certain Definitions.........................................................................   58

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
---------

     1.1(a)(ii)       Machinery and Equipment
     1.1(a)(iii)      Casks
     1.1(a)(iv)       Liners
     1.1(a)(v)        Resin Express Containers
     1.1(a)(vi)       Dewatering and Demineralization Equipment
     1.1(a)(vii)      Reverse Osmosis Systems
     1.1(a)(ix)       SWEET Unit
     1.1(b)           SEG Customer Contracts
     1.1(c)           Owned Real Property
     1.1(d)           Personal Property Leases
     1.1(e)(i)        SEG Trademarks
     1.1(e)(ii)       Certain Other SEG Acquired IP
     1.1(g)           Miscellaneous Purchase Orders
     1.2(a)           WEC Patents
     1.2(b)           Westinghouse Customer Contracts
     5.3              Non-Contravention
     5.4              Governmental Consents; Licenses
     5.5              Litigation
     5.6              Conformity to Law
     5.7(a)           Title to Acquired Assets
     5.7(b)           Encumbrances
     5.8              Safety, Zoning and Environmental Matters
     5.10             Insurance
     5.11(b)          Breaches/Noncompliance with Processing Contracts and
                        Assumed Contracts
     5.11(c)          Stop Work Orders/Defaults under Processing Contracts
     5.11(d)          Claims/Charges Relating to Processing Activities
     5.12(a)          Employee Benefit Plans
     5.13(a)          Information Relating to Proposed Assumed Employees
     5.13(b)          Compensation of and Contracts with Employees
     5.13(c)          Loan/Advances to Proposed Assumed Employees
     5.13(d)          Transferred Employees
     5.14             Labor Relations
     5.15(a)          Trademarks, Patents

     5.15(b)          Non-Exclusive Intellectual Property
     5.15(d)          Confidentiality Restrictions
     6.3              Non-Contravention; Approvals
     7.1(a)           Proposed Assumed Employees
     7.1(b)           Buyer's Benefits
     7.4              Support Agreements
     7.13             Acquired Resins and Pricing

     EXHIBITS
     --------

     A-1              Form of Bill of Sale and Agreement
     A-2              Interim Lease
     A-3              Form of Deed
     B-1              Form of Assignment of U.K. Patent
     B-2              Form of Assignment of U.S. Patents
     C                Form of Intellectual Property License Agreement
     D-1              Form of Assignment of Registered Trademark
     D-2              Form of Assignment of Unregistered Trademarks
     E-1              Form of General Signal Assignment
     E-2              Form of Quanterra Assignment
     F                Form of Assumption Agreement
     G                Form of Services and Operating Agreement
     H-1              Form of Complete Assignment and Assumption Agreement
     H-2              Form of Partial Assignment and Assumption Agreement (SEG)
     H-3              Form of Partial Assignment and Assumption Agreement
                        (Westinghouse)
     I-l              Form of Short-Term Subcontract (SEG)
     I-2              Form of Short-Term Subcontract (Westinghouse)
     I-3              Form of Subcontract (Small Generators)
     J-1              Form of Closing Certificate of Westinghouse
     J-2              Form of Closing Certificate of SEG
     J-3              Form of Closing Certificate of MMT
     J-4              Form of Closing Certificate of MMT Sub
     K-1              Form of Opinion of Counsel to Sellers
     K-2              Form of Opinion of Counsel to Buyers
     L                Form of Amendment to Arrowsmith Non-Compete
     M                Form of Unassigned Contract Subcontract



* Pursuant to Item 601(b)(2) of Regulation S-K, the foregoing schedules and exhibits to the Asset Purchase Agreement have not been included as part of this Current Report on Form 8-K. The registrant hereby agrees to furnish supplementally to the Commission copies of any of the foregoing schedules and exhibits upon request.

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is dated as of December 10, 1996, by and between MOLTEN METAL TECHNOLOGY, INC., a Delaware corporation (the "BUYER"), MMT OF TENNESSEE INC., a Delaware corporation (the "BUYER SUB"), THE SCIENTIFIC ECOLOGY GROUP, INC., a Tennessee corporation (the "SELLER"), and WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("WESTINGHOUSE").

                                    RECITALS
                                    --------

         The Buyer is an environmental technology company engaged in the commercialization and continued development of its innovative, proprietary processing technology known as Catalytic Extraction Processing or CEP or, for radioactive wastes, Quantum CEP[Trademark].

         The Seller owns and operates facilities that service the environmental needs of, among others, the nuclear power industry and radioactive waste generators, employing technologies, including its thermal treatment, compaction and metal melting capabilities and facilities, which support such efforts.

         Westinghouse owns all of the outstanding shares of capital stock of the Seller and owns certain patents relating to the Processing Activities.

         Pursuant to a Master Agreement, dated as of December 2, 1994 (the "MASTER AGREEMENT"), between the Seller and the Buyer, the Seller and the Buyer agreed to engineer, construct and operate a CEP Plant in Oak Ridge, Tennessee (referred to in the Master Agreement as the "First Project" and in this Agreement as the "Q-CEP PLANT").

         The Buyer has formed the Buyer Sub to own and operate the Q-CEP Plant and conduct the Processing Activities after the Closing.

         This Agreement contemplates a transaction in which (i) the Seller and Westinghouse sell certain specified assets relating to the Q-CEP Plant and the Processing Activities to the Buyer Sub and the Buyer, (ii) the Buyer Sub and the Buyer assume certain specified liabilities of the Seller and Westinghouse relating to the Q-CEP Plant and the Processing Activities, and (iii) the Master Agreement is terminated.

         In connection with the negotiation and preparation of this Agreement, the Seller, Westinghouse, the Buyer and the Buyer Sub have prepared a set of disclosure schedules, dated the date hereof and delivered separately as one or more volumes (the "DISCLOSURE SCHEDULE", with any reference herein to a Schedule being to the Disclosure Schedule). Article 12 contains a list of definitions of certain capitalized terms used in this Agreement, together with a cross-reference to terms defined elsewhere in this Agreement.

         In consideration of the mutual promises and agreements set forth herein, the Buyer, the Buyer Sub, the Seller and Westinghouse agree as follows:

                                    Article 1
                                    ---------

                                Purchase And Sale
                                -----------------

         1.1. SEG ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 4 hereof, the Seller shall sell, assign, transfer and deliver to the Buyer Sub, or, in the case of the assets referred to in paragraphs (e) and (f) below, to the Buyer, and the Buyer Sub or the Buyer, as applicable, shall purchase, acquire and take assignment and delivery of, the following assets, as the same exist on the Closing Date (with all of such assets included in this Section 1.1 hereinafter referred to collectively as the "SEG ACQUIRED ASSETS"):

                  (a) all of the Seller's title to and interest in the following personal property (the "EQUIPMENT"):

                           (i) the machinery, equipment, tools, spare parts, supplies, materials and other personal property owned by the Seller and located in or fixed to the Owned Real Property;

                           (ii)     the machinery and equipment listed on
                  SCHEDULE 1.1(a)(ii) together with the tools, spare parts, supplies, materials and other personal property to be identified as being transferred pursuant to the procedures set forth in SCHEDULE 1.1(a)(ii);

                           (iii) the casks listed on SCHEDULE 1.1(a)(iii) (the "CASKS");

                           (iv) the liners (used for the Casks) and related parts in the amounts and of the types described on SCHEDULE 1.1(a)(iv) hereto;

                           (v) the resin express containers in the amounts and of the types described on SCHEDULE 1.1(a)(v);

                           (vi)     the dewatering and demineralization
                  equipment listed on SCHEDULE 1.1(a)(vi);

                           (vii)    the two reverse osmosis systems described on
                  SCHEDULE 1.1(a)(vii);

                           (viii)   the containers listed on SCHEDULE 7.13; and

                           (ix) the SWEET sewage processing unit described on SCHEDULE 1.1(a)(ix);

                  (b) with respect to those contracts and purchase orders (whether or not such purchase orders have been acknowledged by the counterparty and whether or not such purchase orders have been executed by the issuing entity) with customers of the Seller listed on SCHEDULE 1.1(b) hereto (the "SEG CUSTOMER CONTRACTS"), certain rights of the Seller under such SEG Customer Contracts to the extent, and only to the extent, that such rights relate to the performance of Processing Activities after the Closing; the SEG Customer Contracts to be assigned completely or partially to the Buyer Sub are identified as such on
         SCHEDULE 1.1(b); the SEG Customer Contracts to be subcontracted to the Buyer Sub are identified as such on SCHEDULE 1.1(b); and certain of the SEG Customer Contracts (as indicated on SCHEDULE 1.1(b)) will be subject to both an assignment and a subcontract;

                  (c) all of the Seller's title to and interest in the owned real property listed on SCHEDULE 1.1(c) and the properties therein described and the buildings, plants and other structures, fixtures, installations and improvements owned or leased by the Seller and attached thereto or located thereon (collectively, the "OWNED REAL PROPERTY");

                  (d) all of the Seller's title to, interest in and rights under the personal property leases described on SCHEDULE 1.1(d) (the "PERSONAL PROPERTY LEASES");

                  (e) subject to the rights retained by the Seller pursuant to the Intellectual Property License Agreement referred to in Section 4.2(b) (the "SEG RETAINED IP"), all of the Seller's title to, interest in and rights of the Seller with respect to (i) the trademarks listed on SCHEDULE 1.1(e)(i), and (ii) the right to use, for any purpose, any know-how and trade secrets of the Seller needed to use the Equipment in the Q-CEP Plant and in the Processing Activities and the right to use, for any purpose, any know-how and trade secrets of the Seller needed to perform the Processing Activities, including any know-how and trade secrets of the Seller relating to the

         Westinghouse Patents (with all of the foregoing referred to as the "SEG ACQUIRED IP"); the SEG Acquired IP will include the Intellectual Property listed on SCHEDULE 1.1(e)(ii);

                  (f) all of the Seller's title to, interest in and rights of the Seller with respect to the License and Technical Assistance Agreement, dated as of January 1, 1990, between General Signal Corporation and the Seller (the "GENERAL SIGNAL AGREEMENT"), pursuant to the General Signal Assignment and Assumption Agreement referred to in Section 4.2;

                  (g) the outstanding purchase orders listed on SCHEDULE 1.1(g) hereto (the "MISCELLANEOUS PURCHASE ORDERS");

                  (h) the Amended and Restated License Agreement, dated as of January 1, 1996, between the Seller and Quanterra Incorporated (the "QUANTERRA AGREEMENT");

                  (i)      the resins listed on SCHEDULE 7.13; and

                  (j) copies of all documents and records relating exclusively to the other SEG Acquired Assets, including originals of the Assumed Contracts.

         1.2. WESTINGHOUSE ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 4 hereof, Westinghouse shall sell, assign, transfer and deliver to the Buyer, in the case of paragraph (a) below, and to the Buyer Sub, in the case of paragraphs (b) and
(c) below, and the Buyer or the Buyer Sub, as applicable, shall purchase, acquire and take assignment and delivery of, the following assets, as the same exist on the Closing Date (with all of such assets included in this Section 1.2 hereinafter referred to collectively as the "WESTINGHOUSE ACQUIRED ASSETS" and together with the SEG Acquired Assets as the "ACQUIRED ASSETS"):

                  (a) subject to the rights retained by Westinghouse pursuant to the Intellectual Property License Agreement (the "WESTINGHOUSE RETAINED IP"), all of Westinghouse's title to, interest in and rights under the patents listed on SCHEDULE 1.2(a) along with all of Westinghouse's know-how and trade secrets, if any, relating to the Westinghouse Patents (the "WESTINGHOUSE PATENTS", and together with the SEG Acquired IP, the "ACQUIRED IP");

                  (b) with respect to those contracts and purchase orders (whether or not such purchase orders have been acknowledged by the counterparty and whether or not such purchase orders have been executed by the issuing entity) with customers of Westinghouse listed on
         SCHEDULE 1.2(b) hereto

         (the "WESTINGHOUSE CUSTOMER CONTRACTS" and, together with the SEG Customer Contracts, the "CUSTOMER CONTRACTS"), certain rights of Westinghouse under all Westinghouse Customer Contracts to the extent, and only to the extent, that such rights relate to the performance of Processing Activities after the Closing; the Westinghouse Customer Contracts to be assigned completely or partially to the Buyer Sub are identified as such on SCHEDULE 1.2(b); the Westinghouse Customer Contracts to be subcontracted to the Buyer Sub are identified as such on SCHEDULE 1.2(b); and certain of the Westinghouse Customer Contracts (as indicated on SCHEDULE 1.2(b))will be subject to both an assignment and a subcontract; and

                  (c) copies of all documents and records relating exclusively to the Westinghouse Acquired Assets.

         1.3. EXCLUDED ASSETS. Notwithstanding the foregoing, the Seller and Westinghouse are not selling, and the Buyer Sub is not purchasing pursuant to this Agreement, any other assets of the Seller or Westinghouse and the term "ACQUIRED ASSETS" shall not include, any such assets of the Seller or Westinghouse, including, without limitation, any of the following assets (collectively, the "EXCLUDED ASSETS"):

                  (a) all assets relating to Employee Benefit Plans in which any of the Assumed Employees participate;

                  (b) all rights under all Customer Contracts except to the extent, and only to the extent, such rights relate to the Processing Activities;

                  (c) copies of all documents and records relating to the Acquired Assets, other than any documents or records relating to any Acquired IP that does not constitute Westinghouse Retained IP or SEG Retained IP; and

                  (d) the rights of the Seller and Westinghouse under this Agreement and the Acquisition Agreements.

                                    Article 2
                                    ---------

                        Assumption Of Certain Obligations
                        ---------------------------------

         2.1. ASSUMED LIABILITIES. Subject to the obligations of the Seller and Westinghouse to indemnify the Buyer and the Buyer Sub with respect to certain obligations and liabilities of the Seller and Westinghouse pursuant to this Agreement, at the Closing:

                           (i) effective upon consummation of the Closing, the Buyer Sub hereby assumes, and agrees to pay, perform, fulfill and discharge, all obligations and liabilities under the Assumed Contracts (other than the General Signal Agreement) to the extent, and only to the extent, such obligations and liabilities accrue after the Closing and relate to the performance of such Assumed Contracts after the Closing; and

                           (ii) effective upon consummation of the Closing, the Buyer hereby assumes, and agrees to pay, perform, fulfill and discharge, all obligations and liabilities under the General Signal Agreement to the extent, and only the extent, such obligations and liabilities accrue after the Closing and relate to the performance of the General Signal Agreement after the Closing (with the obligations and liabilities referred to in clause (i) and this clause (ii) referred to collectively as the "ASSUMED LIABILITIES").

         2.2. EXCLUDED LIABILITIES. The Buyer and the Buyer Sub shall not assume, and shall not be deemed to have assumed, any liability or obligation of any nature, fixed or contingent or known or unknown, of the Seller or Westinghouse whatsoever other than as specifically set forth in this Article 2 or as otherwise specifically set forth in another Article of this Agreement (with all such unassumed liabilities and obligations referred to in this Agreement as the "EXCLUDED LIABILITIES").

                                    Article 3
                                    ---------

                                 Purchase Price
                                 --------------

         3.1. PURCHASE PRICE TO BE PAID AT CLOSING. At the Closing, the Buyer Sub shall pay to Westinghouse the sum of $31,000,000 (the "PURCHASE PRICE"). The Purchase Price will be paid by wire transfer of same day funds by the Buyer Sub to an account designated in writing by Westinghouse.

         3.2. ALLOCATION. Westinghouse, on behalf of itself and the Seller, and the Buyer, on behalf of itself and the Buyer Sub, agree to confer as to the allocation of the Purchase Price for tax and accounting purposes. However, in the event that Westinghouse and the Buyer do not reach an agreement as to any such allocation, then the Seller, Westinghouse, the Buyer and Buyer Sub shall not be bound by any partial or preceding agreement and each may use its own allocation. Nothing in this Section 3.2 shall be construed as requiring that the Seller, Westinghouse, the Buyer or the Buyer Sub hire appraisers or otherwise incur out-of-pocket expenses in order to reach agreement as to any of the allocations described above.

                                    Article 4
                                    ---------

                                     Closing
                                     -------

         4.1. TIME AND PLACE. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "CLOSING") shall be held immediately after the execution and delivery of this Agreement, at the offices of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "CLOSING DATE". The Closing will be deemed to be effective for purposes of this Agreement as of 12:01 a.m. E.S.T on the Closing Date (the "EFFECTIVE TIME").

         4.2. Transactions at Closing. At the Closing:
              -----------------------

                  (a) The Seller shall duly execute and deliver to the Buyer Sub or the Buyer, as applicable, or their nominee or nominees such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the SEG Acquired Assets as the Buyer or the Buyer Sub may reasonably request and as may be necessary to vest in the Buyer or the Buyer Sub or their nominee(s) good record and marketable title to all of the SEG Acquired Assets, in each case subject to no Encumbrance (as defined in Section 5.7) except for Permitted Encumbrances (as defined in Section 5.7); these transfer instruments will include one or more Bills of Sale in the form of EXHIBIT A-1 hereto (the "BILL OF SALE"). In addition, at the Closing the Seller and the Buyer shall enter into the short-term lease for the Owned Real Property in the form of EXHIBIT A-2 hereto (the "INTERIM LEASE"). As soon as the Seller and the Buyer Sub have completed a subdivision with respect to the Owned Real Property and taken all other steps required prior to conveyancing, the Seller shall convey the Owned Real Property to the Buyer Sub pursuant to a deed in the form of EXHIBIT A-3 hereto.

                  (b) In order to transfer to the Buyer the Westinghouse Patents, Westinghouse and the Buyer will enter into Patent Assignments in the forms of EXHIBITS B-1 AND B-2 hereto (the "PATENT ASSIGNMENTS"); and in order to license to the Seller and Westinghouse the SEG Retained IP and Westinghouse Retained IP, the Seller, Westinghouse and the Buyer will enter into the Intellectual Property License Agreement in the form of EXHIBIT C hereto (the "LICENSE AGREEMENT").

                  (c) In order to transfer to the Buyer the registered and unregistered trademarks of the Seller listed in SCHEDULE 1.1(e)(i), the Buyer and the Seller will enter into the Trademark Assignments in the form of EXHIBITS D-1 and D-2 hereto (the "TRADEMARK ASSIGNMENTS").

                  (d) In order to assign the General Signal Agreement to the Buyer, the Buyer and the Seller will enter into the General Signal Assignment and Assumption Agreement in the form of EXHIBIT E-1 hereto (the "GENERAL SIGNAL ASSIGNMENT"); in order to assign the Quanterra Agreement to the Buyer Sub, the Buyer Sub and the Seller will enter into the Quanterra Assignment and Assumption Agreement in the form of EXHIBIT E-2 hereto (the "QUANTERRA ASSIGNMENT").

                  (e) The Buyer and the Buyer Sub shall duly execute and deliver to the Seller and Westinghouse such instruments of assumption with respect to the Assumed Liabilities as the Seller may reasonably request, including an Assumption Agreement in the form of EXHIBIT F hereto.

                  (f) The Buyer Sub and the Seller will enter into a Services and Operating Agreement in the form of EXHIBIT G hereto (the "SERVICES AGREEMENT").

                  (g) The Seller, Westinghouse and the Buyer Sub will enter into the assignments of certain Customer Contracts in the forms of EXHIBITS H-1 to H-3 hereto (with such assignments referred to as the "CC ASSIGNMENTS") in order to assign to the Buyer Sub certain rights under the Customer Contracts relating to the performance of Processing Activities after the Closing; in addition, the Seller, Westinghouse and the Buyer Sub will enter into the subcontracts in the forms of EXHIBITS I-1 to I-3 hereto (the "PROCESSING SUBCONTRACTS") in order to subcontract to the Buyer Sub post-Closing Processing Activities with respect to certain Customer Contracts.

                  (h) Westinghouse, the Seller, the Buyer and the Buyer Sub will deliver Officers' Certificates in the form of EXHIBITS J-1 to J-4 hereto, respectively.

                  (i) Westinghouse and the Seller will deliver opinion(s) of counsel in the form of EXHIBIT K-1 hereto; the Buyer and the Buyer Sub will deliver an opinion of counsel in the form of EXHIBIT K-2 hereto.

                  (j) The Buyer Sub will deliver the Purchase Price as provided in Section 3.1.

                                    Article 5
                                    ---------

          Representations and Warranties of the Seller and Westinghouse
          -------------------------------------------------------------

         The Seller and Westinghouse jointly and severally represent and warrant to the Buyer and the Buyer Sub as follows:

         5.1. ORGANIZATION; AUTHORITY. Each of the Seller and Westinghouse is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with corporate power and authority to enter into this Agreement and, if a party thereto, the Interim Lease, the Patent Assignments, the License Agreement, the Trademark Assignments, the General Signal Assignment, the Quanterra Assignment, the Services Agreement, the Processing Subcontracts and the CC Assignments (collectively, the "ACQUISITION AGREEMENTS"), and to perform its obligations hereunder and thereunder. The Seller is qualified as a foreign corporation in each jurisdiction in which its assets or business operations require such qualification, except for those jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

         5.2. BINDING EFFECT. This Agreement and the other Acquisition Agreements have been duly authorized by all necessary corporate action of the Board of Directors and shareholder of the Seller, have been duly authorized by all necessary corporate action on the part of Westinghouse and this Agreement has been duly executed and delivered by the Seller and Westinghouse and constitutes, and each of the other Acquisition Agreements to which they are a party when executed and delivered will constitute, the legal, valid and binding obligation of the Seller and Westinghouse, to the extent a party thereto, enforceable against each of them in accordance with its terms.

         5.3. NON-CONTRAVENTION. Except as set forth in SCHEDULE 5.3 hereto and except for any consents to transfer or subcontract required in connection with the execution and delivery of the Processing Subcontracts, the transfer to the Buyer of the Assumed Contracts and except as provided in Section 5.4, neither the execution and delivery of this Agreement and the other Acquisition Agreements by the Seller and Westinghouse nor the consummation by the Seller and Westinghouse of the transactions contemplated hereby and thereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any of the Acquired Assets pursuant to, (a) any agreement or commitment to which the Seller or Westinghouse is a party or by which the Seller or Westinghouse or any of their properties (including, without limitation, any of the Acquired Assets) is bound or to which the Seller or Westinghouse or any of their properties is subject, (b) the articles of incorporation or By-laws or other constitutive documents of the Seller or Westinghouse or (c) any statute, regulation, rule, judgment, order, decree or injunction of any government, governmental agency or court or other tribunal to which the Seller or Westinghouse or any of their properties is subject.

         5.4. GOVERNMENTAL CONSENTS; TRANSFERABILITY OF LICENSES, ETC. Except as set forth on SCHEDULE 5.4, and except for filing and recording appropriate documents normally required in connection with conveyance of title to real or personal property or the transfer of permits or licenses from any governmental authority to the extent any such permits or licenses are being transferred or are transferable, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement and the other Acquisition Agreements by the Seller or Westinghouse or for the consummation by the Seller or Westinghouse of the transactions contemplated hereby and thereby. The Seller has and maintains, and SCHEDULE 5.4 lists, all licenses, permits and other authorizations from all governmental authorities required to be maintained by the Seller in connection with either (a) the ownership or operation by the Seller or Westinghouse of the Acquired Assets or (b) the current conduct by the Seller of any of the Processing Activities, including without limitation all permits and licenses required for the casks, liners and resin express containers included as part of the Equipment, except for licenses, permits or other authorizations where the failure of the Seller to have and maintain any or all of such licenses, permits and authorizations would not have a Material Adverse Effect.

         5.5. LITIGATION, ETC. Except as set forth on SCHEDULE 5.5 hereto, to the Seller's knowledge no action, suit, proceeding or investigation is pending or threatened against the Seller, any of its Affiliates or any of its directors or officers relating to or affecting the ownership or operation by the Seller or Westinghouse of the Acquired Assets or the conduct by the Seller of any of the Processing Activities, or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby or thereby, except for any actions, suits, proceedings or investigations that individually or in the aggregate would not have a Material Adverse Effect.

         5.6. CONFORMITY TO LAW. Except as set forth on SCHEDULE 5.6, to the Seller's knowledge the Seller and Westinghouse have complied in all material respects with, and are in compliance in all material respects with, all laws, statutes, governmental regulations, licenses, permits and other authorizations from governmental authorities and all judicial or administrative or tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the ownership or operation by the Seller and Westinghouse of the Acquired Assets owned respectively by them or the conduct by the Seller of any of the Processing Activities (except for those matters addressed by the representations and warranties in Sections 5.8 and 5.14, which are not intended to be the subject of this Section 5.6). Except as set forth in SCHEDULE 5.5, SCHEDULE 5.6, SCHEDULE
5.8 or SCHEDULE 5.14 hereto, to the Seller's knowledge neither the Seller nor Westinghouse has committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any national, state or local law or administrative regulation in respect of the ownership or operation by the Seller or Westinghouse of the Acquired Assets owned respectively by them or the conduct by the Seller of any of the Processing

Activities, except for any violation that individually or in the aggregate would not have a Material Adverse Effect.

         5.7. TITLE TO ACQUIRED ASSETS. Except (a) for mortgages and other liens described on SCHEDULE 5.7(a) hereto which will be discharged at or prior to the Closing, (b) restrictions on transfer referred to in Section 5.3 or 5.4, and (c) for Permitted Encumbrances (as defined below), the Seller or Westinghouse, as applicable, is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets and all of the Acquired Assets are free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof (collectively, "ENCUMBRANCES"). Except as expressly provided in this Agreement, at and as of the Closing (or, in the case of the Owned Real Property, at the later date contemplated by Section 4.2(a)), the Seller or Westinghouse, as applicable, will convey the Acquired Assets to the Buyer or the Buyer Sub, as applicable, by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in the Buyer or the Buyer Sub, as applicable, and the Buyer or the Buyer Sub, as applicable, will receive, good and valid record and marketable title to, all of the Acquired Assets, free and clear of all Encumbrances, except for Encumbrances that (i) are listed in SCHEDULE 5.7(b), (ii) arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, or (iii) represent the rights of customers, suppliers and subcontractors in the ordinary course of business under contracts or under general principles of commercial law and that will not individually and in the aggregate have a Material Adverse Effect (collectively, "PERMITTED ENCUMBRANCES").

         5.8. SAFETY, ZONING AND ENVIRONMENTAL MATTERS. To the Seller's knowledge the facilities, offices or properties in or on which the Seller carries on any aspect of its ownership or operation of the Acquired Assets or conduct of any of the Processing Activities are not in violation in any material respect of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Atomic Energy Act of 1954, as amended, and the Americans With Disabilities Act, as promulgated and in effect on the date hereof. Except as set forth in SCHEDULE
5.8 hereto, to the Seller's knowledge, except for any violation of any Environmental Law that individually or in the aggregate will not have a Material Adverse Effect:

                  (a) insofar as it relates to the Seller's or Westinghouse's ownership or operation of the Acquired Assets or the conduct by the Seller of any of the Processing Activities, neither the Seller nor Westinghouse has received notice from any third party, including without limitation any federal, state or local governmental authority, (i) that the Seller or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") or any state regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste as defined by 42 U.S.C. [Section]6903(5), any hazardous substances as defined by 42 U.S.C. [Section]9601(14), any pollutant or contaminant as defined by 42 U.S.C. [Section]9601(33) and any Hazardous Substances which the Seller or any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Seller or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that the Seller or any predecessor in interest is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances; and

                  (b) insofar as it relates to the Seller's ownership or operation of the Acquired Assets, the conduct by the Seller of any of the Processing Activities or the Owned Real Property or Gallaher Facility, (i) no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Owned Real Property or the Gallaher Facility; (ii) there have been no Releases by the Seller on, upon, into or from such properties, except for any such Releases effected in compliance in all material respects with Environmental Laws and that individually and in the aggregate will not have a Material Adverse Effect; (iii) there have been no Releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by the Seller which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Owned Real Property.

         5.9. EQUIPMENT. All the Casks, liners and resin express containers included as part of the Equipment are used or usable in the ordinary course operation of the Seller's business as currently conducted as it relates to the Processing Activities; and all of such resin express containers are in good working condition, reasonable wear and tear excepted. All other Equipment and all personal property leased by the Seller under the Personal Property Leases are utilized by the Seller either in connection with the activities conducted by it to date pursuant to the terms of the Master Agreement or in connection with its performance of any of the Processing Activities as currently conducted and are in good condition and repair, reasonable wear and tear excepted, for their present use in such activities. EXCEPT AS SET

FORTH IN THIS AGREEMENT, NEITHER THE SELLER NOR WESTINGHOUSE MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OR OPERATION OF THE ACQUIRED ASSETS INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.10. INSURANCE. Attached as SCHEDULE 5.10 is a description of all insurance policies maintained by or for the benefit of the Seller in connection with the activities conducted by it pursuant to the Master Agreement or the Processing Activities.

         5.11.  Contracts.
                ---------
                  (a) The Seller has delivered or caused to be delivered or will deliver or cause to be delivered to the Buyer or the Buyer Sub correct and complete copies of each written Customer Contract and complete copies of the related contract files; PROVIDED HOWEVER, that the Seller may take such action as it deems reasonably appropriate to separate or redact information from the copies of the Customer Contracts and contract files delivered or to be delivered to the Buyer or the Buyer Sub to the extent any such information is unrelated to the Processing Activities. The applicable Customer Contract and related contract file in its redacted form will not exclude any information the Buyer Sub requires to perform its obligations under the applicable Processing Subcontract or Assigned Customer Contract.

                  (b) Except to the extent that a Customer Contract or an Assumed Contract is not evidenced by a written agreement executed by all of the parties thereto, each Customer Contract and each Assumed Contract is a valid, binding and enforceable obligation of the Seller or Westinghouse, as the case may be, and, to the knowledge of the Seller, the other party or parties thereto, and is in full force and effect in all material respects. Except as set forth in SCHEDULE 5.11(b) hereto, neither the Seller or Westinghouse nor, to the knowledge of the Seller, the other party or parties thereto, is in breach or non-compliance, or is considered to be in breach or non-compliance by the other party thereto, of any term of any Customer Contract or Assumed Contract, except for any breaches or non-compliance that individually or in the aggregate would not have a Material Adverse Effect. Except (i) as set forth in SCHEDULE 5.11(b), (ii) for any possible allegation of breach of any Customer Contract or any Assumed Contract arising out of the conditional assignment or subcontracting of rights in conformity with Sections 4.2(g) and 7.19 hereof, and (iii) for any default notice or threat thereof relating to activities conducted by the Seller or Westinghouse under the Customer Contracts, other than Processing

         Activities, that do not affect and have no reasonable likelihood of affecting the Processing Activities, since January 1, 1996 to the Seller's knowledge neither the Seller nor Westinghouse has received any written default notice or written threat thereof with respect to any Customer Contract or Assumed Contract, and to the Seller's knowledge neither the Seller nor Westinghouse has any reasonable basis for suspecting that any such action will be forthcoming, other than, with respect to the Customer Contracts which are not Assigned Customer Contracts, any defaults that individually or in the aggregate would not have a Material Adverse Effect.

                  (c) Except as specifically identified in SCHEDULE 5.11(c), since January 1, 1996 the Seller has not received written notice of any stop work order, suspension of work order or default notice or written threat of debarment or suspension with respect to any Customer Contract.

                  (d) Except as specifically identified in SCHEDULE 5.11(d), no claim, change order, request for equitable adjustment, or request for contract funding, price or schedule adjustment, between the Seller or Westinghouse and any of its suppliers, or between the Seller or Westinghouse and any of its customers, relating to any Processing Activities pursuant to any Customer Contract is pending or to the knowledge of the Seller threatened (nor to the knowledge of the Seller is there any basis for the foregoing) except for (i) any routine contract claims not in excess of $25,000 each arising in the ordinary commercial conduct by the Seller of its activities pursuant to the Master Agreement or its conduct of any of the Processing Activities and
         (ii) any routine change orders arising in the ordinary commercial conduct by the Seller or Westinghouse of its activities pursuant to the Master Agreement or its conduct of the Processing Activities and relating solely to price increases or schedule or quantity adjustments.

         5.12.  Employee Benefit Plans.
                ----------------------

                  (a) IDENTIFICATION OF PLANS. Except for the arrangements set forth in SCHEDULE 5.12(a), neither the Seller nor Westinghouse currently maintains, contributes to, or participates in any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, or similar plan, policy or arrangement, whether formal or informal (an "EMPLOYEE BENEFIT PLAN"), for the benefit of any Proposed Assumed Employees.

                  (b) DELIVERY OF DOCUMENTS. The Seller has heretofore delivered or made available to the Buyer true, correct and complete copies of each such Employee Benefit Plan or, in the case of any Employee

         Benefit Plan not in written form, an accurate summary thereof, and with respect to each such Employee Benefit Plan (i) any associated trust or custodial agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three preceding calendar years and (iii) the most recently received IRS determination letters and any governmental advisory opinions or rulings.

         5.13. Compensation of and Contracts with Employees.
               --------------------------------------------

                  (a) SCHEDULE 5.13(A) hereto sets forth a complete and accurate list of the Proposed Assumed Employees (as defined in Section 7.1) and the date of hire and years of service for each such employee. The Seller has previously delivered to the Buyer a complete and accurate schedule showing the total salary and bonus paid to each Proposed Assumed Employee for the fiscal year ended December 31, 1995 and for the period from January 1, 1996 through September 30, 1996. Except as described in the schedule previously delivered to the Buyer, there have been no changes in such compensation since September 30, 1996.

                  (b) Neither the Seller nor Westinghouse has an employment agreement, written or oral, with any Proposed Assumed Employee except as set forth on SCHEDULE 5.13(b). Except pursuant to any Employee Benefit Plan or as set forth on SCHEDULE 5.13(b), since December 31, 1995 neither the Seller nor Westinghouse has made any pension, bonus or other payment, other than base salary, or become obligated to make any such payment, to any Proposed Assumed Employee.

                  (c) Except as set forth on SCHEDULE 5.13(c), neither the Seller nor Westinghouse has any outstanding loans or advances to any Proposed Assumed Employee.

                  (d) Except as set forth in SCHEDULE 5.13(d), since January 1, 1996 no employee of the Seller whose business unit included the Q-CEP Plant or provided services which included any of the Processing Activities has been transferred to any other business unit of the Seller or Westinghouse or any other Subsidiary of Westinghouse.

         5.14. Labor Relations.
               ---------------

                  (a) To the Seller's knowledge, except as set forth on SCHEDULE 5.14, in connection with the activities conducted to date by the Seller pursuant to the Master Agreement, the ownership or operation by the

         Seller or Westinghouse of the Acquired Assets or the conduct by the Seller of any of the Processing Activities:

                           (i) the Seller is in compliance in all material respects with all national, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice;

                           (ii) there is no charge pending or threatened against the Seller alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against the Seller pending before the National Labor Relations Board or any similar governmental agency;

                           (iii) there is no labor strike, dispute, slow-down or work stoppage actually pending or threatened against or involving the Seller;

                           (iv) no one has petitioned within the last three years, and no one is now petitioning, for union representation of any employees of the Seller;

                           (v) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Seller and no claim therefor has been asserted;

                           (vi) none of the Seller's employees is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Seller;

                           (vii) no labor organization (whether certified or
                  not) represents or to the Seller's knowledge purports to represent any of the Proposed Assumed Employees; and

                           (viii) the Seller has not experienced any labor
                  strike, dispute, slow-down or similar work stoppage in the last three years.

         5.15. Trademarks, Patents, Etc.
               ------------------------

                  (a) SCHEDULE 5.15(a) hereto sets forth a complete and accurate list of all patents, trademarks, trade names and copyrights owned by and registered in the name of the Seller or Westinghouse and all applications therefor and used or proposed to be used by the Seller in connection with the ownership and operation by the Seller or Westinghouse of the Acquired Assets or the conduct by the Seller of any of the Processing Activities. The General Signal Agreement represents the only agreement relating to Intellectual Property in effect on the date hereof which the Seller or Westinghouse has licensed or authorized for use by others or which has been licensed or authorized for use to the Seller or Westinghouse in connection with the Q-CEP Plant and the ownership or operation of the Acquired Assets or the conduct by the Seller of any of the Processing Activities.

                  (b) Except to the extent set forth in SCHEDULE 5.15(b) hereto, the Seller and Westinghouse own or have the sole and exclusive right to use, and the Acquired Assets will include, all Intellectual Property used or necessary for the conduct by the Seller of its activities as of the date hereof pursuant to the Master Agreement or the conduct as of the date hereof by the Seller of any of the Processing Activities, and the consummation of the Closing will not alter or impair any such right. Except as set forth in SCHEDULE 5.15(b), no royalties are paid or payable by the Seller or Westinghouse on or with respect to any of the Intellectual Property, and upon the consummation of the Closing no additional royalties (other than those already specified in SCHEDULE 5.15(b)) shall be payable with respect to such Intellectual Property.

                  (c) The Seller and Westinghouse have complied with all of their obligations of confidentiality in respect of the Intellectual Property of others and to the knowledge of the Seller there are no violations of such obligations of confidentiality as are owed to the Seller or Westinghouse, except for any non-compliance or violations that singly or in the aggregate would not have a Material Adverse Effect.

                  (d) Except as set forth in SCHEDULE 5.15(d), to the knowledge of the Seller, no employee, agent or consultant of the Seller or Westinghouse is subject to confidentiality restrictions in favor of any third Person the breach of which would have a Material Adverse Effect.

                  (e) No claims are pending, and to the knowledge of the Seller no claims have been threatened, by any Person regarding use of any Intellectual Property used or necessary for the conduct by the Seller of its activities as of the date hereof pursuant to the Master Agreement or the conduct as of the date hereof of any of the Processing Activities, or challenging or questioning the validity or effectiveness of any license or agreement relating to any such Intellectual Property and to the Seller's knowledge there is no basis for any such claim except in the case of any of the foregoing for any claims that individually or in the aggregate will not have a Material Adverse Effect. To the knowledge of the Seller, the use by the Seller or Westinghouse of the Intellectual Property listed in any part of SCHEDULE 5.15(a) does not conflict with or infringe on the rights of any Person and the Seller has not received any claim or written notice from any Person to such effect, except for any conflicts, infringements or violations that singly or in the aggregate will not cause any Intellectual Property listed on SCHEDULE 5.15(a)-(d) hereto to no longer be available to the Seller or Westinghouse or otherwise have a Material Adverse Effect. To the knowledge of the Seller, no third party is infringing, violating or otherwise using, in an unauthorized manner, the Intellectual Property of the Seller or Westinghouse relating to the Acquired Assets or the conduct of any of the Processing Activities, except for any conflicts, infringements or violations that singly or in the aggregate will not cause any Intellectual Property to no longer be available to the Seller or otherwise have a Material Adverse Effect.

         5.16. BROKERS. Neither the Seller nor Westinghouse has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                                    Article 6
                                    ---------

          Representations and Warranties of the Buyer and the Buyer Sub
          -------------------------------------------------------------

         The Buyer and the Buyer Sub jointly and severally represent and warrant to the Seller and Westinghouse as follows:

         6.1. ORGANIZATION AND STANDING OF BUYER AND THE BUYER SUB. Each of the Buyer and the Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Buyer and the Buyer Sub has full power and authority under its Certificate of Incorporation and By-Laws and applicable laws to execute and deliver this Agreement and the other Acquisition Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

         6.2. CORPORATE APPROVAL; BINDING EFFECT. Each of the Buyer and the Buyer Sub has obtained all necessary corporate authorizations and approvals required for the execution and delivery of this Agreement and the other Acquisition Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and the Buyer Sub and constitutes, and each of the other Acquisition Agreements to which it is a party when executed and delivered by the Buyer and the Buyer Sub will constitute, the legal, valid and binding obligations of the Buyer and the Buyer Sub to the extent a party thereto, enforceable against them in accordance with their terms.

         6.3. NON-CONTRAVENTION; APPROVALS. Neither the execution and delivery of this Agreement and the other Acquisition Agreements by the Buyer and the Buyer Sub nor the consummation by the Buyer and the Buyer Sub of the transactions contemplated hereby and thereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of the Buyer or the Buyer Sub pursuant to (a) the Certificate of Incorporation or By-Laws of the Buyer or the Buyer Sub; (b) any agreement or commitment to which the Buyer or the Buyer Sub is a party or by which the Buyer or the Buyer Sub or any of their properties is bound or to which the Buyer or the Buyer Sub or any of their properties is subject; or (c) except as set forth on SCHEDULE 6.3, any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which the Buyer or the Buyer Sub or any of their properties is subject. Except as set forth on SCHEDULE 6.3, no consent, approval or authorization of, or registration, qualification or filing by the Buyer or the Buyer Sub with, any governmental agency or authority is required for the execution and delivery of this Agreement and the other Acquisition Agreements by the Buyer or the Buyer Sub or for the consummation by the Buyer and the Buyer Sub of the transactions contemplated hereby and thereby.

         6.4. BROKERS. Neither the Buyer nor the Buyer Sub has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

         6.5. KNOWLEDGE OF MISREPRESENTATIONS. As of the execution and delivery of this Agreement, the Buyer has no knowledge that any of the representations or warranties in any of Sections 5.4, 5.5, 5.6, 5.8 and 5.14 are incorrect. For purposes of this Section 6.5, the Buyer's knowledge shall be limited to the actual knowledge of Mr. Bud Arrowsmith at the time of the execution and delivery of this Agreement.

                                    Article 7
                                    ---------

                 Transitional Matters and Post-Closing Covenants
                 -----------------------------------------------

         7.1. Proposed Assumed Employees.
              --------------------------

                  (a) Attached hereto as SCHEDULE 7.1(a) is a list of the Seller's employees to whom the Buyer has made employment offers on behalf of the Buyer Sub, conditioned on the occurrence of the Closing (the "PROPOSED ASSUMED EMPLOYEES"). Those Proposed Assumed Employees who become employees of the Buyer are referred to in this Agreement as the "ASSUMED EMPLOYEES". The Buyer hereby confirms, and represents and warrants, to the Seller that the offers of employment to the Proposed Assumed Employees were for wages or salary at least equal to those currently paid to the Proposed Assumed Employees and that as of the Closing the Buyer Sub will provide the Assumed Employees with the benefits listed on SCHEDULE 7.1(b).

                  (b) The Seller shall retain all responsibility for all employees of the Seller other than the Assumed Employees. Nothing in this Agreement shall obligate the Buyer or the Buyer Sub to make any offer of employment to anyone other than a Proposed Assumed Employee or, except as provided in paragraph (c) below, to provide continued employment to any employee, whether or not the subject of an employment offer from the Buyer or the Buyer Sub, for any specified period of time following the Closing Date, or to maintain the same terms of employment (including compensation and benefits) for any specified period of time following the Closing Date. Except as provided in this paragraph (b) or in a letter agreement dated as of the date hereof among the parties hereto, for a period ending on the first anniversary of the Closing Date the Buyer and the Buyer Sub and their Affiliates (which does not include M4 Environmental L.P. or its general partner (collectively, "M4") for purposes of this paragraph (b)) shall not, without the prior written consent of the Seller, directly or indirectly, solicit the employment of or employ or offer to employ any employee of the Seller, including, without limitation, any Proposed Assumed Employee who is not an Assumed Employee; PROVIDED THAT the Buyer and the Buyer Sub may solicit the employment of or offer employment to any persons after their employment has been terminated by the Seller or Westinghouse. During such one-year period the Buyer and the Buyer Sub shall not solicit, employ or offer to employ on behalf of M4 any employee of the Seller if the Buyer could not do so on its own behalf. In addition, during this one-year period the Buyer, the Buyer Sub and their Affiliates (other than M4) shall not employ any such employees even if such employees were first employed by M4, unless permitted under the proviso to the second preceding sentence. For a period ending on the first anniversary of the Closing Date, neither the Seller nor Westinghouse nor their Affiliates shall, without the prior written consent of the Buyer or the Buyer Sub, directly or indirectly, solicit the employment of or employ or offer to employ any employee of the Buyer or its Subsidiaries (including the Buyer Sub), including, without limitation, any Assumed Employee; PROVIDED THAT the Seller and Westinghouse and their Affiliates may solicit the employment of or offer employment to any persons after their employment has been terminated by the Buyer or one of its Subsidiaries.

                  (c) The Buyer and the Buyer Sub agree that, for a period of 60 days after the Closing Date, they will not cause any of the Assumed Employees to suffer "employment loss", excluding any employment loss in connection with the completion of a project as contemplated by 29 U.S.C.

         [Section]2103, for purposes of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. [Sections]2101-2109, and related regulations (the "WARN ACT") if such employment loss could create any liability for the Seller, unless the Buyer or the Buyer Sub delivers notices under the WARN Act in such a manner and at such a time that the Seller bears no liability with respect thereto. The Seller agrees that, for a period of 60 days after the Closing Date, it will not cause any of its employees to suffer an "employment loss", excluding any employment loss in connection with the termination of a project as contemplated by 29 U.S.C. [Section]2103, for purposes of the WARN Act if such employment loss could result in any liability for the Buyer or the Buyer Sub, unless the Seller delivers notices under the WARN Act in such a manner and at such a time that the Buyer and the Buyer Sub bears no liability with respect thereto.

                  (d) Westinghouse and the Buyer have retained Strategic Employee Services, Inc. to determine whether, in its professional opinion, the wages and benefits to be offered by the Buyer Sub to the Proposed Assumed Employees are comparable in the aggregate to the wages and benefits currently provided by the Seller. The parties agree to each pay one-half of the fees and expenses of Strategic Employee Services, Inc. to perform such study.

         7.2. Employee Benefit Plans.
              ----------------------

                  (a) Except as otherwise specifically provided in this Section 7.2, effective as of the Closing Date each Assumed Employee who is an active participant in any Employee Benefit Plan shall cease to be an active participant and all Assumed Employees shall become immediately eligible to participate in each of the Buyer's Employee Benefit Plans.

                  (b) The Buyer and the Buyer Sub shall grant to each Assumed Employee credit for service with the Seller and Westinghouse prior to the Closing Date for the purpose of eligibility and vesting (but not benefit accrual) under any Employee Pension Benefit Plan (as defined in ERISA) maintained by the Buyer or the Buyer Sub.

                  (c) The Buyer and the Buyer Sub shall grant to each Assumed Employee credit for service with the Seller and Westinghouse prior to the Closing Date under any Welfare Benefit Plan (as defined in ERISA) maintained by the Buyer or the Buyer Sub and other welfare and fringe benefit arrangements which the Buyer Sub offers or negotiates for the Assumed Employees (including, to the extent offered or negotiated, but not limited to arrangements providing retiree health, disability, vacation, severance and sick time benefits) and shall grant credit for deductibles and co-payments previously paid, except that the Buyer Sub shall not be required to provide such service credit for purposes of the Buyer's sabbatical program and "life cycle" account. The Welfare Benefit Plans of the Buyer and the Buyer Sub shall not exclude from coverage any pre-existing condition of any of the Assumed Employees or any of their respective covered dependents (other than conditions excluded or excludable as of the Closing Date as pre-existing conditions under the applicable Welfare Benefit Plan of the Seller). Any valid claims of any of the Assumed Employees or any of their respective covered dependents made against the Seller's Welfare Benefit Plans to the extent arising in connection with incidents occurring prior to the Closing Date shall be satisfied by the Seller under such plans. The Seller shall remain solely responsible for any and all claims for hospitalization or other confinement charges with respect to any Assumed Employee hospitalization or other confinement that commences prior to the Closing Date, in accordance with the terms and provisions of the Seller's plans and policies. Any valid claims of any of the Assumed Employees or any of their respective covered dependents made against the Welfare Benefit Plans of the Buyer and the Buyer Sub to the extent arising in connection with incidents occurring on or after the Closing Date shall be satisfied by the Buyer or the Buyer Sub under such plans. Promptly after the Closing the Seller shall pay to the Assumed Employees the amount of vacation and sick time accrued up to the Closing Date in accordance with the terms and provisions of the Seller's Welfare Benefit Plans.

                  (d) Effective as of the Closing Date, the Buyer shall have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the "BUYER'S 401(k) PLAN") providing benefits as of the Closing to the Assumed Employees participating in the Westinghouse Savings Program and/or the Seller's Employees Retirement Savings Plan immediately prior to the Closing. Each Assumed Employee who was participating in the Westinghouse Savings Program and/or the Seller's Employees Retirement Savings Plan shall become a participant in the Buyer's 401(k) Plan as of the Closing. Assumed Employees shall receive credit for all service with the Seller and Westinghouse for purposes of eligibility and vesting under the Buyer's 401(k) Plan. As soon as practicable following the Closing Date, the Seller and Westinghouse shall cause to be transferred from the Seller's Employees Retirement Savings Plan and the Westinghouse Savings Program to the Buyer's 401(k) Plan assets having a fair market value equal to the aggregate value of the account balances of the (i) Assumed Employees and (ii) alternate payees under qualified domestic relations orders, each within the meaning of Section 414(p) of the Code, relating to Assumed Employees, in such plans as of the date of transfer (such transfer to be in notes evidencing loans to Assumed Employees from their account balances and in cash). The Buyer shall cause the Buyer's 401(k) Plan to provide for the receipt of such transfer. The Buyer represents and warrants to the Seller and Westinghouse, and the Seller and Westinghouse represent and warrant to the Buyer and the Buyer Sub, that each has heretofore delivered to the other a true and correct copy of the most recent favorable determination letter issued by the Internal Revenue Service as to the qualified status of its respective plan described in this subsection and that, to the best of its knowledge, nothing has occurred since the date of such letter, including as a result of plan operation or legislative or regulatory developments, which would adversely affect such determination.

         7.3. General Assistance; Books and Records.
              -------------------------------------

                  (a) The Seller and Westinghouse agree that, on and after the Closing Date, during normal business hours, they will permit the Buyer and the Buyer Sub and their auditors to have access to and examine and take copies of all books and records of the Seller or Westinghouse relating to the Q-CEP Plant or the Processing Activities which are not delivered to the Buyer or the Buyer Sub pursuant to this Agreement and relating to (i) events occurring prior to the Closing and (ii) transactions or events occurring subsequent to the Closing which are related to or arise out of transactions or events occurring prior to the Closing, as the Buyer or the Buyer Sub may reasonably require.

                  (b) The Buyer and the Buyer Sub agree that, on and after the Closing Date, during normal business hours, they will permit the Seller and Westinghouse and their auditors to have access to and examine and take copies of all books and records relating to the Q-CEP Plant or the Processing Activities and transferred to the Buyer or the Buyer Sub as part of the Acquired Assets, as the Seller or Westinghouse may reasonably require.

                  (c) The Buyer and the Buyer Sub agree to provide such support (including the availability of personnel and records) as the Seller or Westinghouse may reasonably request to assist the Seller or Westinghouse in (i) defending any litigation, arbitration or other dispute-resolution proceeding relating to any casualty, personal injury, property damage, Equal Employment Opportunity Commission or other claims against the Seller and/or Westinghouse constituting part of the Excluded Liabilities, (ii) pursuing claims of the Seller and/or Westinghouse against insurers or other miscellaneous claims, or (iii) in examining or utilizing records referred to in this Section 7.3. The Seller and/or Westinghouse as applicable shall continue to direct all such litigation and shall be responsible for all costs (including legal fees and expenses incurred in connection therewith). To the extent such support becomes overly burdensome, the Buyer and/or the Buyer Sub, as applicable, and the Seller and/or Westinghouse, as applicable, will agree on mutually acceptable reimbursement provisions relating to the time actually incurred by the other party's or parties' employees to reflect such burden.

                  (d) The Seller and Westinghouse agree to provide such support (including the availability of personnel and records) as the Buyer or the Buyer Sub may reasonably request to assist the Buyer or the Buyer Sub in (i) defending any litigation, arbitration or other dispute-resolution proceeding relating to any casualty, personal injury, property damage, Equal Employment Opportunity Commission or other claims (other than Excluded Liabilities), (ii) pursuing claims against insurers or other miscellaneous claims, or (iii) in examining or utilizing records referred to in this Section 7.3. The Buyer and/or the Buyer Sub shall direct all such litigation and shall be responsible for all costs (including legal fees and expenses incurred in connection therewith). To the extent such support becomes overly burdensome, the Buyer and/or the Buyer Sub, as applicable, and the Seller and/or Westinghouse, as applicable, will agree on mutually acceptable reimbursement provisions relating to the time actually incurred by the other party's employees to reflect such burden.

                  (e) The Buyer, the Buyer Sub, Westinghouse and the Seller each agree to preserve and protect all books, records, files and data to the extent they relate to the Q-CEP Plant or the Processing Activities prior to the Closing (i) maintained for the preparation of tax returns for a period of ten years after the Closing Date, and (ii) other than those described in (i) above, for a period of six years after the Closing Date.

                  (f) The Buyer, the Buyer Sub, Westinghouse and the Seller each agree not to destroy any files or records which are subject to this
         Section 7.3 (i) for the periods described in clause (e) of this Section
         7.3 and (ii) thereafter, without giving at least thirty (30) days' notice to the other parties. Upon receipt of such notice, such other party may (i) cause to be delivered to it the records intended to be destroyed, at such other party's expense or (ii) notify the first party that such other party will pay the cost of storing and maintaining such books and records (including any necessary costs of moving such books and records to a location under control of such other party).

                  (g) Each party may take such action as it deems reasonably appropriate to separate or redact information unrelated to the Q-CEP Plant or the Processing Activities prior to the Closing from documents and other materials requested and made available pursuant to this
         Section 7.3 and, to
         the extent not adequately addressed by Article 8, to condition access to materials that it deems confidential to the execution and delivery of an agreement in customary form by the requesting party not to disclose or misuse such information.

         7.4. GUARANTIES AND INDEMNITIES. Attached as SCHEDULE 7.4 is a list of existing bonds, letters of credit, guaranties and similar credit supports outstanding in connection with the Q-CEP Plant or the Processing Activities (the "SUPPORT AGREEMENTS"). The Buyer Sub agrees to use commercially reasonable efforts, which will not include the payment of any consent fee or similar amount, but which will include the provision of substitute security of like character, quality and amount, to obtain the release of the Seller from those Support Agreements indicated as "To Be Released" on SCHEDULE 7.4. The Buyer Sub will consult with the Seller from time to time concerning the progress made with respect to any such releases, and will permit the Seller reasonable participation in such process. In the event that any such Support Agreements are not released prior to the Closing, the Buyer and the Buyer Sub will indemnify the Seller with respect to such Support Agreements on the terms set forth in
Section 10.2(b).

         7.5.     Radioactive Material License.
                  ----------------------------

                  (a) The Seller and the Buyer Sub will mutually control the shared boundary between their properties consistent with the dose limits and plan outlined in the Seller's and the Buyer's joint October 9, 1996 correspondence to the Tennessee Division of Radiological Health, which provides that no individual occupational worker will receive more than 500 mrem/year based on a 20% occupancy factor. The Seller and the Buyer Sub each will survey the shared boundary for dose limits on a weekly basis and exchange all survey information.

                  (b) The Seller and the Buyer Sub each agrees to limit exposure so that neither will utilize more than half of the 500 mrem/year allocated exposure level (I.E., no more than 250 mrem/year of exposure at the fenceline for each of the Seller and the Buyer Sub). Neither party shall exceed the 250 mrem/year limit without the prior written consent of the other party. The liability for any violation of the exposure level shall be the responsibility of the party which caused such violation.

                  (c) A Radiation Safety Officer from each of the Seller and the Buyer Sub will meet not less than quarterly to mutually review the boundary's radiological situation and assure that the agreed controls on each side are sufficiently maintained to assure compliance. If such Radiation Safety Officers cannot resolve any issues which arise regarding the shared boundary, these issues will be referred to the Executive Committee for resolution.

         7.6.     Radiologic Air Emissions.
                  ------------------------

                  (a) The Seller and the Buyer Sub will each collect radiologic emissions data from continuous stack emissions monitoring systems on an annual basis.

                  (b) Neither the Seller nor the Buyer Sub shall permit its stack source radiologic emission level to exceed 10 mrem/yr, or such other amount allowed by applicable Law. The liability for any violation of stack source radiologic emissions shall be the responsibility of the party which caused such violation.

                  (c) A Radiation Safety Officer from each of the Seller and the Buyer Sub will meet not less than annually to mutually review the stack source radiological emissions and assure that the agreed controls on each side are sufficiently maintained to assure compliance. If such Radiation Safety Officers cannot resolve any issues that arise regarding such emissions, these issues will be referred to the Executive Committee for resolution.

         7.7.     Storm Water Emissions.
                  ---------------------

                  (a) A design has been developed for segregating the stormwater collection systems that will service, respectively, the Owned Real Property and that portion of "Parcel 4" which will be retained by the Seller (the "SEG SITE") after the Closing. The Buyer Sub will pay the Seller $72,000 as payment in full for its share of the costs associated with implementation of this separate stormwater collection system and the related fence and curb. The Seller shall manage the implementation of the new "Stormwater Management Area", and fence and curb installation. The Seller shall also manage and effect the related stormwater system modifications that straddle the curb and are required to separate the systems as defined above. The Seller and the Buyer Sub shall each bear the repair and maintenance costs of the shared curb and fence in the future. To the extent one party's activities have damaged, require alteration or otherwise affect the shared curb or fence, the party responsible shall promptly effect and pay for these changes.

                  (b) The Buyer and the Buyer Sub and the Seller agree that storm water runoff from the SEG Site may continue to be discharged through the currently established stormwater collection system until the fully segregated system described in paragraph (a) above is implemented. In the interim period, the Seller shall conduct all required monitoring of storm water discharges from its property and provide the Buyer Sub with the results thereof. To the extent possible, the Seller will provide the Buyer Sub with at least five (5) days prior written notice before conducting any such monitoring in order to allow the Buyer Sub to conduct coordinated sampling with the Seller.

                  (c) Until such time that the Seller has established its separate storm water collection and retention system and discharge point, the Seller and the Buyer Sub each agree to restrict discharges through the common outfall such that neither party exceeds 50% of the effluent parameters specified in Table 7.1 and paragraphs 7(a), (b) and
         (d) of Rule 1200-4-10-.04, as established under the authority of the Tennessee Water Quality Control Act of 1977 (the "STORM WATER RULE"). Neither party shall exceed the 50% effluent parameter without the prior written consent of the other party. The liability for any violation of the storm water permit will remain the responsibility of the party which caused the violation.

                  (d) In the event of any discharge through the common outfall in the interim period that constitutes a non-compliance under the Storm Water Rule, the Buyer Sub and the Seller agree to jointly investigate the cause or source of such non-compliance. If compliance personnel from the Buyer Sub and the Seller cannot resolve any issues related to such non-compliance condition, these issues will be referred to the Executive Committee for resolution.

                  (e) With respect to the settlement collection basin constituting part of the existing stormwater system, the Seller agrees to remediate the settlement collection basin, promptly after the Closing, so that it is below accepted background levels of 5 picocuries per gram of artificial (not naturally occurring) radionuclides. Such remediation shall be at the Seller's expense. In addition, promptly after the Seller has installed its separate stormwater collection system, it will if required remediate the settlement collection basin so that it is below accepted background levels of 5 picocuries per gram of artificial (not naturally occurring) radionuclides. Such remediation shall be shared equally by the Seller and the Buyer Sub.

         7.8. Q-CEP CONTAINER. The Seller confirms that it has completed at its own expense the South Carolina state approval process for the design of a final form of Q-CEP container. The Buyer and the Buyer Sub and the Seller will cooperate with each other to have such approval issued to the Buyer Sub with respect to the use thereof.

         7.9. ARROWSMITH NON-COMPETE. SEG agrees that at the Closing it will enter into an amendment of its non-competition arrangements with Mr. Arrowsmith in the form of EXHIBIT L hereto.

         7.10. EQUIPMENT DISPOSAL. As between the Buyer and the Buyer Sub, on the one hand, and Westinghouse and the Seller, on the other hand, effective as of the Closing the Buyer Sub shall be responsible for the ultimate disposal of all Equipment transferred to the Buyer Sub at the end of such Equipment's useful life, except as otherwise provided in Section 10.4(b).

         7.11.    Termination of Master Agreement; Release.
                  ----------------------------------------

                  (a) Effective as of the Closing, the Buyer and the Seller hereby terminate the Master Agreement pursuant to Section 16.1 thereof. Notwithstanding any provision in the Master Agreement to the contrary (including, but not limited to, Section 16.6 thereof), no provision of the Master Agreement will survive such termination, including, but not limited to, the provisions of Articles 1, 3, 6, 7 (including Section 7.5), 7, 9, 12, 13 (including Section 13.1), 14, 15, 16 (including
         Section 16.7), 17, 19, 20 and 21. No such termination shall affect SEG's or MMT's rights with respect to any breach or nonperformance by the other party of any Section of the Master Agreement expressly excluded from the provisions of paragraphs (b), (c) and (d) below. Any such claims shall be subject to and governed by Article 10 of this Agreement.

                  (b) Effective as of the Closing, the Seller, the Buyer and, in the case of the Westinghouse Agreement, Westinghouse hereby agree to terminate the Dispute Resolution Agreement, the Environmental Indemnification Agreement, the Westinghouse Agreement and any other Related Agreement. Notwithstanding any provision in any Related Agreement or the Master Agreement to the contrary, no provision of any Related Agreement will survive such termination. No such termination shall affect the Buyer's rights with respect to any breach or nonperformance by Westinghouse of the Westinghouse Agreement insofar as it relates to Article 20 of the Master Agreement. Any such claims shall be subject to and governed by Article 10 of this Agreement.

                  (c) Effective as of the Closing, the Buyer hereby releases and forever discharges the Seller and Westinghouse and their respective Affiliates, officers, directors, agents, employees, successors and assigns (collectively, the "SELLER/WEC RELEASEES"), from all actions, causes of actions, debts, demands and claims, whether liquidated or unliquidated (including, without limitation, costs and expenses) based upon, arising under or with respect to the Master Agreement or any Related Agreement and the transactions contemplated thereby, whether known or unknown, suspected or claimed, which the Buyer ever had, now has or hereafter may claim to have (other than under this Agreement or the agreements to be entered into pursuant hereto) against the Seller/WEC Releasees or any of them, except for any claim by the Buyer against the Seller or Westinghouse for breach or non-performance of any of the provisions of
         Article 14 or 20 of the Master Agreement or the Westinghouse Agreement insofar as it relates to Article 20 of the Master Agreement. Any such claims shall be subject to and governed by Article 10 of this Agreement. The Buyer hereby confirms that as of the date of this Agreement it has no actual knowledge (which for purposes of this paragraph (c) shall be limited to the actual knowledge of Messrs. Bud Arrowsmith, Haney, Gatto, Nagel and Jacks) of any breach by the Seller or Westinghouse of the sections of the Master Agreement or Westinghouse Agreement referred to above.

                  (d) Effective as of the Closing, the Seller and Westinghouse hereby release and forever discharge the Buyer and its Affiliates, officers, directors, agents, employees, successors and assigns (collectively, the "BUYER RELEASEES"), from all actions, causes of actions, debts, demands and claims, whether liquidated or unliquidated (including, without limitation, costs and expenses) based upon, arising under or with respect to the Master Agreement or any Related Agreement and the transactions contemplated thereby, whether known or unknown, suspected or claimed, which the Seller or Westinghouse ever had, now have or hereafter may claim to have (other than under this Agreement or the agreements to be entered into pursuant hereto) against the Buyer Releasees or any of them, except for any claim by the Seller or Westinghouse for breach or non-performance of any of the provisions of
         Article 14 or 20 of the Master Agreement. Any such claims shall be subject to and governed by Article 10 of this Agreement. The Seller hereby confirms that as of the date of this Agreement it has no knowledge of any breach by the Buyer of the sections of the Master Agreement referred to above.

         7.12. EXECUTIVE COMMITTEE. The Buyer and the Seller shall establish an executive committee to implement the terms and conditions of this Agreement (the "EXECUTIVE COMMITTEE") consisting of a single senior representative designated by the Seller and a single senior representative designated by the Buyer ("DIRECTORS"). Any Director designated by a party must be reasonably satisfactory to the other party. The initial Directors are Messrs. Caso and Gatto. The Executive Committee's initial principal functions will be to oversee the transition of the Seller's interest in the Q-CEP Plant and the Processing Activities to the Buyer Sub and to implement the activities contemplated by the Services Agreement. The Directors shall meet from time to time to discuss any issues that may have arisen under this Agreement or any of the Agreements entered into pursuant hereto. During the first year after the Closing the Executive Committee shall meet no less often than quarterly. Either Director shall have the right to call a meeting to discuss any outstanding issues.

         7.13.    Acquired Resins; Processing and Storage.
                  ---------------------------------------

                  (a) Attached as SCHEDULE 7.13 is a list of ion exchange resins that constitute part of the Acquired Assets (the "ACQUIRED RESINS"). The Seller has previously accepted the Acquired Resins for processing pursuant to contracts with customers and has already invoiced the applicable customers for such processing services in the amounts set forth on SCHEDULE 7.13 (the "INVOICED PRICES").

                  (b) The Buyer Sub agrees to assume the Seller's obligations to process, treat, dispose or otherwise handle the Acquired Resins. In doing so, (i) the Buyer Sub shall be free to choose the methods used, subject to the Seller's contractual commitments to such customers and applicable Laws, and (ii) the Buyer Sub will comply with all of the Seller's relevant obligations under the applicable contracts with customers and all applicable Laws.

                  (c) In consideration for the Buyer Sub's agreement to assume the foregoing obligation to process or otherwise handle the Acquired Resins, the Seller agrees to pay to the Buyer Sub the Invoiced Prices. To the extent payment has previously been made to SEG, such payment will be made at the Closing. With respect to any payment not previously made, the Seller shall remit to the Buyer Sub any such payment promptly after receipt. Such payment shall constitute payment in full of the Buyer Sub for its activities under this Section 7.13.

                  (d) The Seller agrees that, for the first ninety (90) days after the Closing, the Seller will permit the Buyer Sub to store the Acquired Resins at the Seller's Bear Creek site, so long as such storage is allowed under all applicable Laws. At the end of such ninety day period the Seller shall convey possession to the Buyer Sub of any remaining Acquired Resins at the Bear Creek site, other than those Acquired Resins to be processed by the Seller pursuant to the notice given by the Buyer Sub pursuant to paragraph (e) below.

                  (e) Within sixty (60) days after the Closing Date the Buyer Sub will determine whether it wishes the Seller to provide any processing services with respect to any of the Acquired Resins and will provide notice to the Seller of such determination, specifying in reasonable detail the Acquired Resins to be processed by the Seller. In the event the Buyer Sub requests the Seller to perform any processing services on behalf of the Buyer Sub with respect to the Acquired Resins, the Seller will process the applicable Acquired Resins if (i) they meet the Seller's "waste acceptance criteria" then in effect and (ii) the Seller can process such Acquired Resins using commercially reasonable efforts, within the time limits, if any, imposed by its applicable permits and contract requirements. The Buyer Sub and the Seller will cooperate with respect to any such processing so that the Seller is able to process the Acquired Resins within the time limits, if any, imposed by its applicable permits. As the applicable Acquired Resins are designated by the Buyer Sub for processing or other handling by the Seller, the Seller will invoice the Buyer Sub in the amount of the applicable Invoiced Prices. Payment terms will be net ten (10) days from the date of invoice. Such payment shall constitute payment in full of the Seller for its processing or handling activities under this Section 7.13.

                  (f) So long as any of the Acquired Resins are located at the Bear Creek site the Buyer Sub agrees to indemnify the Seller from and against all Losses (as defined in Article 10) arising from the storage of the Acquired Resins at the Seller's site, except to the extent that any such Losses are caused by Seller's negligence or willful misconduct.

         7.14. GENERAL SIGNAL; QUANTERRA. The Buyer's assumption and agreement in Section 2 of the General Signal Assignment is intended to be for the benefit of General Signal Corporation, and is not intended as between the parties hereto to affect the allocation of responsibilities provided for in the Agreement, pursuant to which the Seller and Westinghouse are to remain responsible for all Excluded Liabilities and the Buyer and the Buyer Sub are to assume and perform all Assumed Liabilities. The Buyer Sub's assumption and agreement in Section 2 of the Quanterra Assignment is intended to be for the benefit of Quanterra Incorporated, and is not intended as between the parties hereto to affect the allocation of responsibilities provided for in the Quanterra Assignment, pursuant to which the Seller and Westinghouse are to remain responsible for all Excluded Liabilities and the Buyer and the Buyer Sub are to assume and perform all Assumed Liabilities.

         7.15. COPYING OF BOOKS AND RECORDS. In addition to their obligations under Section 7.3, to the extent not already delivered prior to the Closing the Seller will deliver copies or originals of the Customer Contracts and related contract files consistent with Section 5.11(a) and consistent with the terms of the CC Assignments and the Processing Subcontracts. In addition, representatives of the Buyer Sub and the Seller will meet promptly after the Closing to ensure that the Seller has delivered or will deliver promptly copies of all other material records and documents constituting part of the Acquired Assets. In addition, with respect to any documents and records constituting part of the Acquired IP, the Buyer Sub may request that the Seller deliver all copies of centrally located documents and records that constitute part of the Acquired IP but do not constitute part of the SEG Retained IP or Westinghouse Retained IP.

         7.16. DISCOUNTS. To the extent that the Seller or Westinghouse has provided discounts with respect to any Customer Contracts pursuant to any of the Westinghouse steam generator litigation settlement agreements with a customer, if the Buyer Sub is required to continue such discount then Westinghouse will reimburse the Buyer Sub for the amount of such discount, promptly after receipt of the Buyer Sub's invoice therefor.

         7.17. DRYER. With respect to the dryer to be used for the Q-CEP Plant, the Seller agrees to pay the Buyer Sub the amount of $250,000 at Closing to reimburse the Buyer Sub for anticipated costs of repairing or replacing the dryer. In addition, the Seller will transfer to the Buyer Sub as part of the Acquired Assets all rights the Seller has against the manufacturer, Jaygo. In addition, the Seller agrees that if requested by the Buyer Sub prior to the first anniversary of the Closing it will dispose of the dryer at no charge to the Buyer Sub.

         7.18.    Methodology with Respect to Customer Contracts.
                  ----------------------------------------------

                  (a) The parties hereto acknowledge that, in transferring all or part of the Customer Contracts to the Buyer Sub as part of the Acquired Assets, their intent and methodology has been as follows:

                           (i) those Customer Contracts with scopes of work which involve solely Processing Activities are to be assigned to the Buyer Sub in full;

                           (ii) those Customer Contracts with scopes of work that include, but are not limited to, Processing Activities which have already been definitized and priced, are to be assigned to the Buyer Sub solely to the extent of such definitized and priced Processing Activities;

                           (iii) those Customer Contracts that are to be partially assigned to the Buyer Sub pursuant to clause (ii) above which also involve scopes of work that include Assumable Services (as defined below), currently not definitized and priced, that may arise in the future, will be subcontracted to the Buyer Sub at its election pursuant to a Processing Subcontract for the nine-month period contemplated by paragraph (b) below;

                           (iv) with respect to services to be performed with respect to small generators and brokered waste streams, such services will be performed by the Buyer Sub pursuant to a Processing Subcontract;

                           (v) any consents required from customers will be addressed by the provisions of Section 7.19;

                           (vi) with respect to current contracts of the Seller or Westinghouse omitted (inadvertently or otherwise) from SCHEDULES 1.1(b) AND 1.2(b), but which provide for Assumable Services (as defined below), in the event that during the first nine (9) months after the Closing the Seller or Westinghouse is requested or required to perform any activities under any such contract, such services will be performed by the Buyer Sub or the Seller or Westinghouse as provided in paragraph (b) below; in the event any consent from a customer is required for the performance by the Buyer Sub of such Assumable Services pursuant to a Processing Subcontract, the applicable parties will seek such consent and, if not obtained, enter into arrangements of the type contemplated by
                  Section 7.19(d); and

                           (vii)    with respect to all of the Customer
                  Contracts, the Seller or Westinghouse will retain the economic benefits and burdens relating to performance prior to the Closing, and the Buyer Sub will be transferred and will assume the benefits and burdens relating to the performance of such Customer Contracts after the Closing (subject, in the case of the Customer Contracts referred to in clause (iii) above, to the lapse of the applicable Processing Subcontract). Accordingly, SEG and Westinghouse, as applicable, agree to perform that portion of the Customer Contracts not assigned to Buyer Sub pursuant to CC Assignments or subcontracted to the Buyer Sub pursuant to Subcontracts, that portion of any Non-Transferred Contract for which the Buyer Sub is not to bear the economic benefits and burdens as provided in Section 7.19(d) and any Assumable Service that the Buyer Sub elects not to perform pursuant to paragraph (b) below. In addition, the Buyer Sub agrees to perform that portion of the Customer Contracts assigned to the Buyer Sub pursuant to CC Assignments or subcontracted to the Buyer pursuant to Subcontracts, that portion of any Non-Transferred Contract for which the Buyer Sub is to bear the economic benefits and burdens as provided in Section 7.19(d) and any Assumable Services that the Buyer Sub elects to perform pursuant to paragraph (b) below. Without limiting the generality of the foregoing, promptly after the Closing the Seller and the Buyer Sub will make an appropriate adjustment between them to reflect services to be performed after the Closing by the Buyer Sub which have been invoiced prior to the Closing by the Seller or Westinghouse.

                  (b) The Seller and Westinghouse agree that, for a period of nine (9) months after the Closing, in the event any Person who as of the Closing Date is a party to one of the Customer Contracts requests either of them to perform services relating to Radioactive Wastes that are capable of being performed with the Q-CEP Plant or the Acquired Assets and, if Westinghouse is the one requested, such services had traditionally been performed by SEG on behalf of Westinghouse (with any of such services referred to as "ASSUMABLE SERVICES"), whether or not the applicable Customer Contract is still in effect, then the Seller or Westinghouse will make the Buyer Sub aware of any Assumable Services requested by customers and provide the Buyer Sub the information reasonably required by it to make its decision to perform such Assumable Services. If the Buyer Sub elects to perform such Assumable Services, it will do so pursuant to a Processing Subcontract generally in the form of EXHIBIT I-1 hereto, unless it enters into a contract directly with the customer, and in either case neither Westinghouse nor the Seller shall perform such Assumable Services. If the Buyer Sub elects not to perform such Assumable Services, it will notify the Seller of such decision promptly, and thereafter the Seller or Westinghouse shall be free to perform or have performed such Assumable Services, notwithstanding the provisions of Section 9.1. The Executive Committee shall meet as required to resolve any issues relating to the performance of any such Assumable Services.

         7.19.    Nontransferable Contracts.
                  -------------------------

                  (a) To the extent that any Assumed Contract may not be transferred by the Seller or Westinghouse to the Buyer or the Buyer Sub pursuant to this Agreement, or a Customer Contract that is the subject of a Processing Subcontract may not be subcontracted to the Buyer Sub pursuant to this Agreement, without the consent, approval or waiver of a third person or entity (including a governmental authority), and such consent is not obtained prior to the Closing, or if such transfer or attempted transfer would constitute a breach thereof or a violation of any law, rule or regulation or permit or license, nothing in this Agreement will constitute a transfer or subcontract or an attempted transfer or subcontract thereof.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, the Seller and Westinghouse will not be obligated to transfer to the Buyer or the Buyer Sub any of their rights and obligations in and to any of the Assumed Contracts referred to in paragraph (a) above or to subcontract any of the Customer Contracts referred to in paragraph (a) above without first having obtained all consents, approvals and waivers necessary for such transfers or subcontracts. The Seller and Westinghouse and the Buyer and the Buyer Sub will use their commercially reasonable efforts to obtain such consents, approvals and waivers and to obtain any other consents, approvals and waivers necessary to assign to the Buyer Sub any of such Assumed Contracts or to subcontract to the Buyer Sub any of such Customer Contracts. Each of the Seller and Westinghouse and the Buyer and Buyer Sub shall bear its own expenses incurred in connection with such efforts.

                  (c) In the event that any consent, approval or waiver necessary to assign to the Buyer or the Buyer Sub any Assumed Contract or to subcontract any applicable Customer Contract has not been obtained prior to the Closing, then the Seller and Westinghouse and the Buyer or the Buyer Sub will each use its reasonable commercial efforts, each at its own expense, to (i) provide to the Buyer or the Buyer Sub, as applicable, the benefits and burdens of any such Assumed Contract or Customer Contract, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits and burdens to the Buyer or the Buyer Sub, as applicable, in accordance with this Agreement, without incurring any additional obligation to any other Person, including without limitation the appointment of the Buyer or the Buyer Sub as the agent of the Seller for purposes of such Assumed Contract and (iii) enforce, at the request of the Buyer or the Buyer Sub for the account of the Buyer or the Buyer Sub, any rights arising from any such Assumed Contract or Customer Contract (including without limitation the right to elect to terminate an Assumed Contract in accordance with the terms thereof upon the advice of the Buyer or the Buyer Sub).

                  (d) The Seller and Westinghouse and the Buyer Sub agree that, with respect to any Assigned Customer Contract of the type referred to above in paragraph (c), if a consent to assignment cannot be obtained and a consent to subcontract is required from a third person, they will solicit such consent. If such a consent to subcontract is obtained with respect to any such Assigned Customer Contract, the Seller or Westinghouse, as applicable, and the Buyer Sub will enter into a subcontract substantially in the form of EXHIBIT M (an "UNASSIGNED CONTRACT SUBCONTRACT"), and thereafter the Buyer Sub will complete the performance of such Assigned Customer Contract pursuant to such Unassigned Contract Subcontract.

                  (e) If the Buyer Sub and the Seller or Westinghouse, as applicable, are unable to obtain any required consents to assign or subcontract any particular Assigned Customer Contract or to enter into any particular Processing Subcontract (with any such Assigned Customer Contract or Customer Contract for which the parties had intended to enter into a

         Processing Subcontract referred to herein as an "NON-TRANSFERRED CONTRACT"), and the Seller or Westinghouse, as applicable, and the Buyer Sub agree that no such consent will be obtained, and no other mutually satisfactory arrangements are agreed to, then (i) such Non-Transferred Contract shall be deemed not to have been transferred or subcontracted to the Buyer Sub, and (ii) the Seller or Westinghouse, as applicable and the Buyer Sub shall treat such Non-Transferred Contract as if the Seller or Westinghouse, as applicable, and the Buyer Sub had entered into a seconding arrangement with respect to the personnel and equipment performing such Non-Transferred Contract as of the Closing Date. Such seconding agreement shall be in a mutually acceptable form and shall be structured similar to the arrangements described in clauses (i)-(iii) of the first sentence of paragraph (c) above, with the effect that the Buyer Sub bears economic responsibility for all profits and losses for the applicable transferred scope of such Non-Transferred Contract and all liabilities arising after the Closing with respect to the performance of the applicable transferred scope of such Non-Transferred Contract.

                  (f) No consent, approval or waiver of a third person or entity (including a governmental authority) with respect to the transfer of, or any novation with respect to, any Assumed Contract or Processing Subcontract shall cause an Excluded Liability to be deemed for purposes of this Agreement to have become an Assumed Liability or vice-versa or otherwise affect the respective rights of the parties to this Agreement under Article 10.

                                    Article 8
                                    ---------

                       Confidentiality and Related Matters
                       -----------------------------------

         8.1. Confidentiality Obligations of the Buyer
              ----------------------------------------

                  (a) The Buyer and the Buyer Sub agree that they will use SEG Confidential Information only in connection with the Q-CEP Plant and the Processing Activities or as otherwise contemplated by this Agreement or any Acquisition Agreement, and they will not disclose any SEG Confidential Information to any Person except as expressly permitted by this Section 8.1. The foregoing restriction shall not apply to the disclosure or use of information which: (i) the Buyer or the Buyer Sub can show was previously known to it prior to receipt from the Seller; (ii) the Buyer or the Buyer Sub can show was developed by employees or agents of the Buyer or the Buyer Sub independently of and without reference to any SEG Confidential Information; (iii) is now, or hereafter becomes, widely known or widely available in the radioactive waste industry through no wrongful act of the Buyer or the Buyer Sub; or (iv) is subsequently disclosed to the

         Buyer or the Buyer Sub by a third party not owing an obligation of confidence to the Seller or Westinghouse.

                  (b) The Buyer and the Buyer Sub may disclose SEG Confidential Information:

                           (i)      to the Buyer's directors, officers,
                  employees and representatives (including outside legal counsel, accountants and other professionals) who have a reasonable need to know the contents thereof and who are subject to a written confidentiality agreement with the Buyer or the Buyer Sub obligating them to keep confidential the SEG Confidential Information, subject to customary exceptions similar to those set forth in paragraphs (a) above and (b)(ii) below; and

                           (ii) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that the Buyer or the Buyer Sub has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that the Seller is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended).

         8.2. Confidentiality Obligations of the Seller and Westinghouse.
              ----------------------------------------------------------

                  (a) Each of the Seller and Westinghouse agrees that it will use MMT Confidential Information only in connection with the activities contemplated by this Agreement or any Acquisition Agreement, and it will not disclose any MMT Confidential Information except as expressly permitted by this Section 8.2. The foregoing restriction shall not apply to the disclosure or use of information which: (i) the Seller or Westinghouse can show was previously known to it prior to receipt from the Buyer or the Buyer Sub; (ii) the Seller or Westinghouse can show was developed by its or their respective employees or agents independently of and without reference to any MMT Confidential Information; (iii) is now, or hereafter becomes, widely known or widely available in the radioactive waste industry through no wrongful act of the Seller or Westinghouse; or (iv) is subsequently disclosed to the Seller or Westinghouse by a third party not owing an obligation of confidence to the Buyer or the Buyer Sub.

                  (b) The Seller and Westinghouse may disclose MMT Confidential Information:

                           (i) to its directors, officers, employees and representatives (including outside legal counsel, accountants and other professionals) who have a reasonable need to know the contents thereof and who are subject to a written confidentiality agreement with the Seller or Westinghouse, as applicable, obligating them to keep confidential the MMT Confidential Information, subject to customary exceptions similar to those set forth in paragraphs (a) above and (b)(ii) below; and

                           (ii) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that the Seller or Westinghouse has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED further that the Buyer or the Buyer Sub is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended).

         8.3. THIRD PARTY INFORMATION. The Buyer, the Buyer Sub, Westinghouse and the Seller agree that nothing in this Agreement or any agreement entered into pursuant hereto shall be deemed to obligate any of them to disclose SEG Confidential Information or MMT Confidential Information in violation of a confidentiality obligation owed by the party possessing such information. In the event that the Seller or Westinghouse discloses SEG Confidential Information to the Buyer or the Buyer Sub, or the Buyer or the Buyer Sub discloses MMT Confidential Information to the Seller or Westinghouse, in violation of a confidentiality obligation owed to a third party by the disclosing party, the recipient shall, without limiting its other obligations under this Article 8, upon request return to the disclosing party all copies of such confidential information in any tangible form.

         8.4. LIMITATIONS ON OBLIGATIONS. The restrictions set forth in Section 8.1(a) and Section 8.2(a) shall apply to SEG Confidential Information or MMT Confidential Information, as applicable, only to the extent such confidential or proprietary information (i) if first disclosed in tangible form, is marked as "Proprietary" or "Confidential" or (ii) if first disclosed in verbal, visual or other intangible form, at the time of disclosure was identified or referred to as confidential or proprietary and is within sixty (60) days after such disclosure embodied or described in a tangible form, marked "Confidential" or "Proprietary", furnished by the disclosing party to the receiving party.

         8.5. CONFIDENTIAL TREATMENT OF CERTAIN ACQUISITION AGREEMENTS. The parties hereto agree to treat the terms of the Services Agreement and the exhibits to the CC Assignments and Processing Subcontracts as MMT Confidential Information and SEG Confidential Information. However, Westinghouse and the Seller may disclose the terms of the Services Agreement and the exhibits to the CC Assignments and Processing Subcontracts to prospective purchasers of the Seller provided such parties have entered into a written confidentiality agreement, in customary form and of which the Buyer and the Buyer Sub are intended beneficiaries, obligating them to keep the terms of the Acquisition Agreements confidential.

                                    Article 9
                                    ---------

                      Non-competition and Related Covenants
                      -------------------------------------

         9.1. Noncompetition.
              --------------

                  (a) Each of the Seller and Westinghouse agrees that for a period of five (5) years after the Closing Date (the "RESTRICTED PERIOD"), it shall not anywhere in the world either directly or indirectly (whether through its Affiliates, as a shareholder, partner or consultant or otherwise) promote, market, sell, license, own, operate, finance or otherwise commercialize or engage in, or solicit or negotiate to engage in, any business to volume reduce, recycle or otherwise treat or process IER Feedstocks, including without limitation any processing using gasification, plasma, vitrification, incineration, metal melting, CEP or any similar or comparable technologies; PROVIDED THAT the provisions of this paragraph (a) shall not restrict the Seller or Westinghouse, directly or indirectly, from engaging, soliciting or negotiating to engage in the handling or other preprocessing of IER Feedstocks in anticipation of, but not to include, their burial, destruction, recycling or other final processing. Without limiting their obligations under Section 9.2, nothing in this paragraph (a) shall prohibit Westinghouse or the Seller from retaining any third party to provide any of the services referred to in this paragraph (a) if such activities are provided ancillary to other services provided by Westinghouse or the Seller, as applicable.

                  (b) The Seller agrees that during the Restricted Period it shall not, at any operating commercial nuclear power plant anywhere in the world, engage, either directly or indirectly (whether through its Affiliates, as a shareholder, partner or consultant or otherwise), in
         (i) the removal of water from Radioactive Waste accomplished primarily by physical means, for disposal without further treatment or processing of such Radioactive Waste or (ii) solidification of Radioactive Waste with a cement binder in preparation for disposal without further treatment or processing of such Radioactive Waste (the "SPECIFIED RESTRICTED PROCESSES"); PROVIDED THAT the provisions of this paragraph (b) shall not restrict the Seller, directly or indirectly, from (x) engaging in any treatment of Radioactive Waste performed before the Radioactive Waste is further treated in any process, other than the Specified Restricted Processes, which the Seller provides or will provide in the future, (y) processing any Secondary Waste of the Seller or (z) either the removal of water from Radioactive Waste or solidification of Radioactive Waste with a cement binder, provided that the amount of Radioactive Waste processed at the request of any customer pursuant to this clause (z) is DE MINIMIS (i.e., not more than the equivalent of two 55-gallon drums over the life of the applicable contract), and such services are provided ancillary to other services provided by the Seller to the same customer. This paragraph (b) is not intended to apply to activities of Westinghouse or its Affiliates (other than the Seller or its Subsidiaries) unless Westinghouse or such Affiliates are performing such activities on behalf of the Seller.

                  (c) The activities prohibited by paragraph (a) above are referred to herein as a "FIRST COMPETING ACTIVITY", the activities prohibited by paragraph (b) above are referred to herein as a "SECOND COMPETING ACTIVITY" and they are collectively referred to herein as the "COMPETING ACTIVITIES".

                  (d) The restrictions set forth in paragraphs (a) and (b) above shall not restrict the Seller, Westinghouse or any of their respective Affiliates from performing their respective obligations pursuant to contracts with the United States of America or any agency thereof or any other domestic or foreign government or government agency or pursuant to any subcontracts, supply contracts or other similar contracts or other agreements entered into in connection with or under any such governmental contracts, subject to their respective obligations under Section 9.2. In addition, the restrictions set forth in paragraphs (a) and (b) above shall not prohibit the Seller or Westinghouse or any of their respective Affiliates from owning, directly or indirectly, less than five percent (5%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market of any corporation engaged in any Competing Activity. In addition, the restrictions set forth in paragraphs (a) and (b) above shall not prohibit the Seller or Westinghouse from performing their obligations under any Subcontract, or from entering into the arrangements contemplated by Section 7.19(d) with respect to any Non-Transferred Contract or, during the first nine months after the Closing, from performing any of the Assumable Services that the Buyer Sub elects not to perform pursuant to Section 7.18(a)(vi) or (b).

                  (e) It is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Section 9.1 are difficult if not impossible precisely to prove; therefore, it is agreed that this Section 9.1 shall be enforceable by mandatory injunction, in addition to any other remedy available to the Buyer or the Buyer Sub under this Agreement or at law or equity. If any of the restrictions contained in this Section 9.1 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provision hereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 9.1 in its reduced form for all purposes in the manner contemplated hereby.

                  (f) If during the Restricted Period the Seller transfers or agrees to transfer any substantial portion of its assets to any third party or Westinghouse transfers or agrees to transfer (by sale, merger or otherwise) all or substantially all of the Seller's capital stock to any third party, as a condition precedent to such transfer Westinghouse and the Seller shall cause the transferee to agree in writing with the Buyer and the Buyer Sub to comply with the Seller's obligations under
         Section 9.1(a) and Section 9.2 for the remainder of the Restricted Period. However, in the event Westinghouse sells the capital stock of the Seller or the Seller sells all or substantially all of its assets to a third party (the "SEG SUCCESSOR"), during the remainder of the Restricted Period the geographic scope of the non-competition obligation set forth in paragraph (a) above for the SEG Successor (and, in the event of a stock transfer or merger in which the Seller survives, the Seller) will be reduced to North America and the SEG Successor will not be required to divest or shut down any existing operations in North America; PROVIDED, HOWEVER, that any expansion of any First Competing Activity (which for purposes hereof shall mean either (x) any increase in total design capacity for processing of IER Feedstocks or (y) any increase in the design radiation level of the IER Feedstocks to be processed) by the Seller or the SEG Successor would be subject to the non-competition obligation set forth in paragraph (a) above. Any SEG Successor would not be subject to the non-competition obligation set forth in paragraph (b) above.

                  (g) If during the Restricted Period Westinghouse agrees to transfer any substantial portion of its assets to any third party or any third party agrees to acquire (by sale, merger or otherwise) all or substantially all of Westinghouse's capital stock, as a condition precedent to such transfer Westinghouse shall cause the transferee to agree in writing with the Buyer to comply with the restrictions applicable to Westinghouse under
         Section 9.1(a) and Section 9.2 for the remainder of the Restricted Period. Without limiting the generality of the foregoing, if during the Restricted Period Westinghouse intends to distribute to its stockholders in a "spin-off" transaction (a "SPIN-OFF TRANSACTION") any material portion of its businesses (whether or not the businesses to be distributed then include SEG), then as a condition precedent to such distribution Westinghouse shall cause the Person whose securities are distributed to stockholders in such Spin-Off Transaction to agree in writing with the Buyer and the Buyer Sub to comply with the restrictions applicable to Westinghouse under Section 9.1(a) and
         Section 9.2 for the remainder of the Restricted Period. In the event that any third party acquires all of Westinghouse's capital stock without entering into any agreement with Westinghouse, such third party shall be deemed to have acquired such capital stock subject to the restrictions applicable to Westinghouse under Section 9.1(a) and
         Section 9.2 for the remainder of the Restricted Period. However, in the event Westinghouse sells all or substantially all of its assets to a third party or any third party acquires (by sale, merger or otherwise) all or substantially all of the capital stock of Westinghouse (the "WEC SUCCESSOR"), the geographic scope of the non-competition obligation set forth in paragraph (a) above for the WEC Successor (and, in the event of a stock transfer or merger in which Westinghouse survives, Westinghouse) will be reduced to North America, and the WEC Successor will not be required to divest or shut down any existing operations; PROVIDED, HOWEVER, any expansion of any First Competing Activity (which for purposes hereof shall mean either (x) any increase in total design capacity for processing of IER Feedstocks or (y) any increase in the design radiation level of the IER Feedstocks to be processed) by Westinghouse or the WEC Successor would be subject to the non-competition obligation set forth in paragraph (a) above.

         9.2.  Non-advocacy; Preferred Provider.
               --------------------------------

                  (a) During the Restricted Period Westinghouse will not directly or indirectly advocate the use of any technology (other than Q-CEP) in any First Competing Activity. Any ancillary services subcontracted to third parties pursuant to the last sentence of Section 9.1(a) will not be considered a violation of this paragraph (a).

                  (b) For a period of three years after the Closing Date, the Seller and Westinghouse shall use the Buyer and the Buyer Sub as their preferred provider for the treatment or processing of IER Feedstocks. As the preferred provider, the Buyer and the Buyer Sub will have the right to process and dispose of all IER Feedstocks generated or collected by the

         Seller or Westinghouse, so long as the fees of the Buyer and the Buyer Sub for these services are (i) less expensive than the cost for final disposal, including burial of primary and Secondary Waste, without any volume reduction, and (ii) no more than 25% greater than the fees of the least expensive alternative provider based on such provider's published price lists and similar volumes, and the applicable customer does not refuse to permit the Buyer or the Buyer Sub to process such IER Feedstocks, unless the customer's consent is required under the terms of the applicable contract for the Buyer or the Buyer Sub to perform such services and the customer does not provide such consent.

                  (c) For a period of three years after the Closing Date, in the event that the Buyer or the Buyer Sub elects for any reason to have any third party process any IER Feedstocks, the Buyer and the Buyer Sub shall use the Seller as its preferred provider for the treatment or processing of IER Feedstocks, in which event as to such IER Feedstocks the restrictions set forth in Section 9.1(a) shall not apply. As the preferred provider, the Seller will have the right to process and dispose of all IER Feedstocks generated or collected by the Buyer or the Buyer Sub, so long as the Seller's fees for these services are (i) less expensive than the cost for final disposal, including burial of primary and Secondary Waste, without any volume reduction, and (ii) no more than 25% greater than the fees of the least expensive alternative provider based on such provider's published price lists and similar volumes and the applicable customer does not refuse to permit the Seller to process such IER Feedstocks, unless the customer's consent is required under the terms of the applicable contract for the Seller to perform such services and the customer does not provide such consent.

                                   Article 10
                                   ----------

                                 Indemnification
                                 ---------------

         10.1. INDEMNITY BY THE SELLER AND WESTINGHOUSE. Subject to the provisions of Sections 10.3 through 10.11, the Seller and Westinghouse jointly and severally agree to indemnify and hold the Buyer, the Buyer Sub and their Affiliates harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "LOSSES"), related to or arising directly or indirectly out of any of the following:

                  (a) Any breach of any representation or warranty made by the Seller or Westinghouse in this Agreement or any other Acquisition Agreement or any breach by the Seller or Westinghouse of any covenant, obligation, or undertaking made by the Seller or Westinghouse in this Agreement or any other Acquisition Agreement;

                  (b) the Excluded Liabilities, including, without limitation, the following:

                           (i) except as provided in Section 11.1, any actual or alleged liability for Taxes of the Seller for taxable periods ending on or before the Closing Date;

                           (ii)     any of the matters referred to or listed on
                  SCHEDULE 5.8; or

                           (iii) any claim, liability or obligation relating to any broker or finder retained or utilized by the Seller or Westinghouse or representing the Seller or Westinghouse in connection with the transactions contemplated by this Agreement; or

                  (c) (i) that portion of the Customer Contracts not assigned to Buyer Sub pursuant to CC Assignments or subcontracted to the Buyer Sub pursuant to Subcontracts, (ii) that portion of any Non-Transferred Contract for which the Buyer Sub is not to bear the economic benefits and burdens pursuant to Section 7.19(d) or (iii) any Assumable Services that the Buyer Sub elects not to perform pursuant to Section 7.18;

                  (d) the design, development or operation of the Outside Battery Limits Equipment prior to the Closing; PROVIDED, HOWEVER, that this paragraph (d) is limited to Losses asserted by third parties; or

                  (e) any claims of the Buyer under the Master Agreement or the Westinghouse Agreement (insofar as it relates to unreleased claims under the Master Agreement) not released under Section 7.11(c).

         10.2. INDEMNITY BY BUYER. Subject to the provisions of Sections 10.3 through 10.11, the Buyer and the Buyer Sub jointly and severally agree to indemnify and hold the Seller, Westinghouse and their Affiliates harmless from and with respect to any and all Losses related to or arising directly or indirectly out of any of the following:

                  (a) any breach of any representation or warranty made by the Buyer or the Buyer Sub in this Agreement or any other Acquisition Agreement (other than any representation or warranty made in Section 6.5, for which the Seller and Westinghouse are not entitled to indemnification under this Article 10 or otherwise) or any breach by the Buyer or the Buyer Sub of any covenant, obligation or undertaking made by the Buyer or the Buyer Sub in this Agreement or any other Acquisition Agreement;

                  (b) any failure of the Buyer or the Buyer Sub, as applicable, to perform the Assumed Liabilities;

                  (c) (i) that portion of the Customer Contracts either assigned to the Buyer Sub pursuant to CC Assignments or subcontracted to the Buyer Sub pursuant to Subcontracts, (ii) that portion of any Non-Transferred Contract for which the Buyer Sub is to bear the economic benefits and burdens pursuant to Section 7.19(d) or (iii) any Assumable Services that the Buyer Sub elects to perform pursuant to
         Section 7.18;

                  (d) the design, development or operation of the Inside Battery Limits Equipment prior to the Closing; PROVIDED, HOWEVER, that this paragraph (d) is limited to Losses asserted by third parties;

                  (e) any claims or liability of a third party for personal injury or property damage occurring on the Owned Real Property during the period between the Closing and the time the Owned Real Property is conveyed to the Buyer Sub pursuant to Section 4.2, other than any such claim or liability caused by the Seller's negligence or willful misconduct;

                  (f) any claim, liability or obligation relating to any broker or finder retained or utilized by the Buyer or the Buyer Sub or representing the Buyer or the Buyer Sub in connection with the transactions contemplated by this Agreement; or

                  (g) any claims of the Seller and Westinghouse under the Master Agreement or the Westinghouse Agreement (insofar as it relates to unreleased claims under the Master Agreement) not released under
         Section 7.11(d).

         10.3. ENVIRONMENTAL INDEMNITY. Subject to the provisions of Sections
10.4 through 10.11, with respect to certain Losses related to environmental matters relating to periods prior to the Closing:

                  (a) INDEMNITY BY THE SELLER AND WESTINGHOUSE. The Seller and Westinghouse jointly and severally agree to indemnify and hold the Buyer, the Buyer Sub and their Affiliates harmless from and with respect to any and all Losses related to or arising out of any of the following (the "SEG ENVIRONMENTAL INDEMNITY MATTERS"):

                           (i) an Agency Action directed to, or any other claim
                  of a third party arising out of, a violation by the Seller or its agents at or before the Closing of any Environmental Law, whether or not relating to the Owned Real Property or the Gallaher Facility;

                           (ii) an Agency Action directed to, or any other claim of a third party arising out of, a Hazardous Substance or Radioactive Substance that was present at, on, or under the Owned Real Property at or before the date of the Master Agreement;

                           (iii) an Agency Action directed to, or any other claim of a third party arising out of, the Release or Threat of Release of a Hazardous Substance or Radioactive Substance caused by the Seller or its agents at, on or under the Owned Real Property, at or before the Closing;

                           (iv) an Agency Action directed to, or any other claim of a third party arising out of, a Hazardous Substance or Radioactive Substance that was present at, on or under the Gallaher Site at or before the Closing; and

                           (v) any breach of any representation or warranty made by the Seller or Westinghouse pursuant to Section 5.8 of this Agreement.

                  (b) INDEMNITY BY THE BUYER AND THE BUYER SUB. The Buyer and the Buyer Sub jointly and severally agree to indemnify and hold the Seller, Westinghouse and their Affiliates harmless from and with respect to any and all Losses related to or arising out of any of the following (the "BUYER ENVIRONMENTAL INDEMNITY MATTERS"):

                           (i) an Agency Action directed to, or any other claim of a third party arising out of, a violation of any Environmental Law at or before the Closing by Buyer or its agents, whether or not relating to the Owned Real Property or the Gallaher Facility; and

                           (ii) an Agency Action directed to, or any other claim of a third party arising out of, a Release or Threat of a Release of a Hazardous Substance or Radioactive Substance caused by Buyer or its agents at, on, or under the Owned Real Property or the Gallaher Facility, at or before the Closing, and, with respect to the Owned Real Property, between the Closing and the time the Owned Real Property is conveyed to the Buyer Sub pursuant to Section 4.2(a).

                  (c) CONTROL AND PARTICIPATION. With respect to matters indemnified pursuant to this Section 10.3 and relating to an Agency Action, the party obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") upon accepting its responsibility and liability therefor, shall have full control in dealing and negotiating with the cognizant regulatory authorities in order to settle all matters giving rise to the Loss; PROVIDED, HOWEVER, that (i) the party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") shall have the right to attend, at its own expense, any meetings with the regulatory authorities and to receive, upon request, copies of all correspondence, reports, or other documents submitted or received by or on behalf of the Indemnifying Party, and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), take any measure or step that imposes any unreasonable burden or encumbrance upon the conduct of the Indemnified Party's operations.

                  Where Remedial Action is required pursuant to this Section 10.3, the Indemnifying Party shall have the opportunity to perform such Remedial Action, and the Indemnified Party agrees that it shall grant or exercise reasonable efforts to cause to be granted to the Indemnifying Party a right of reasonable access to the affected real property and agrees that it will exercise reasonable efforts to obtain a similar right of access to any leased real property from the Indemnified Party's tenants, for the purpose of undertaking such Remedial Action; PROVIDED, HOWEVER, that such Remedial Action shall be conducted in a manner so as to assure no reasonable interference with ongoing operations. In addition, all Remedial Actions conducted by the Indemnifying Party shall be conducted in compliance with all applicable Laws (including Environmental Laws) and in a manner so as not to violate any of the Indemnified Party's licenses and permits.

         10.4.  Time Limitations.
                ----------------

                  (a) Neither the Seller and Westinghouse nor the Buyer and the Buyer Sub shall be liable to the other under this Article 10 for any claim relating to a breach of any representation or warranty referred to in Section 10.1(a), Section 10.2(a) or Section 10.3(a)(v) unless,
         (i) in the case of any claim arising under any of Sections 5.4, 5.5, 5.6, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15 or 5.16 or Section 6.4 (each a
         "SPECIFIED MISREPRESENTATION CLAIM"), the claim is asserted in writing by the party seeking indemnification hereunder no later than March 31, 1998, (ii) in the case of any claim arising under Section 10.1(b)(i) (a "TAX CLAIM"), not later than three (3) months after the expiration of the applicable statute of limitations with respect to the tax matter to which the Tax Claim relates, as such limitation period may be extended from time to time, and (iii) in the case of any claim arising under
         Section 10.3(a)(v), the claim is asserted in writing by the party seeking indemnification hereunder within ten (10) years after the Closing Date. Except as provided in paragraph (b) below, any (x) claim for indemnification arising under Section 10.1 or Section 10.2 other than a Specified Misrepresentation Claim or a Tax Claim may be made at any time in the future, subject to any applicable statute of limitations, and (y) any claim for indemnification under Section 10.3 may be made no later than the tenth anniversary of the Closing Date.

                  (b) With respect to any claim for indemnification for a breach of the representations and warranties set forth in Section 5.9, any claim for indemnification must be made by the close of business on December 24, 1996, except as provided in Section 7.17 with respect to the Seller's obligations to dispose of the Jaygo dryer. Except as provided in Section 7.17, the Buyer Sub's sole remedy for such a claim shall be to return the applicable Equipment to the Seller, and the Seller shall be obligated to accept such Equipment. The Buyer Sub's sole remedy under Section 5.9 as it relates to the Jaygo drier is set forth in Section 7.17.

         10.5.  Materiality Standards; Dollar Thresholds.
                ----------------------------------------

                  (a) For purposes of determining those Losses arising from breaches of representations, warranties or covenants that will be considered immaterial in nature and accordingly not subject to indemnification hereunder, the Buyer, the Buyer Sub, the Seller and Westinghouse have agreed to use predictable dollar thresholds as provided in this paragraph (a). Accordingly, the Buyer, the Buyer Sub, Westinghouse and the Seller agree that with respect to any representation, warranty or covenant referred to in Section 10.1(a) or 10.2(a), if such representation, warranty or covenant contains a materiality qualification (E.G., "material," "materially," "material to the Q-CEP Plant or the Processing Activities," "in all material respects," or similar qualifiers), such materiality qualification shall be deemed to have been met, and such representation, warranty or covenant shall be deemed to have been breached, if the Buyer and the Buyer Sub or the Seller and Westinghouse, as applicable, incurs or is alleged to have incurred Losses in excess of $25,000 in connection with the matter or event to which such representation, warranty or covenant relates.

                  (b) Neither the Seller and Westinghouse nor the Buyer and the Buyer Sub shall be liable to the other for any Specified Misrepresentation Claim or any claim under Section 10.3, including any claim relating to Section 5.8 (an "ENVIRONMENTAL CLAIM"), if the total Losses with respect to such Specified Misrepresentation Claim or such Environmental Claim do not exceed $25,000 ("MINOR CLAIMS").

                  (c) The Seller and Westinghouse shall not be liable to the Buyer and the Buyer Sub for any Specified Misrepresentation Claims or Environmental Claims unless and until the total Losses suffered by the Buyer and the Buyer Sub with respect to all Specified Misrepresentation Claims and Environmental Claims exceeds $300,000, excluding Losses with respect to Minor Claims, and then only to the extent of such excess. The Buyer and the Buyer Sub shall not be liable to the Seller and Westinghouse for any Specified Misrepresentation Claims or Environmental Claims unless and until the total Losses suffered by the Seller and Westinghouse with respect to all Specified Misrepresentation Claims and Environmental Claims exceeds $300,000, excluding Losses with respect to Minor Claims, and then only to the extent of such excess.

                  (d) The total amount payable by the Seller and Westinghouse under Section 10.1(a) with respect to all Specified Misrepresentation Claims shall be the Purchase Price. The total amount payable by the Buyer and the Buyer Sub under Section 10.2(a) with respect to all Specified Misrepresentation Claims shall be the Purchase Price.

                  (e)      No claim for indemnification under Section 10.1 or
         Section 10.2 or Section 10.3, other than a Specified Misrepresentation Claim or, as provided in paragraph (c) with respect to Environmental Claims, an Environmental Claim, shall be subject to any threshold amount or deductible amount or cap on liability. Without limiting the generality of the foregoing, no Environmental Claim will be subject to a cap on liability.

         10.6.  Claims.
                ------

                  (a) Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the other party hereto obligated to provide indemnification hereunder (the "INDEMNIFYING PARTY") of any action, suit, proceeding, demand or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder, PROVIDED that failure of the Indemnified Party to give such notice shall not relieve any Indemnifying Party of its obligations under this Article 10 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD PARTY CLAIM"), upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim:

                           (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

                           (ii) the Indemnified Party does not give the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable; and

                           (iii) the Indemnifying Party establishes to the reasonable satisfaction of the Indemnified Party that the Indemnifying Party has (and will continue to have) adequate financial resources to satisfy and discharge such action or claim.

                  The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

                  (b)      Notwithstanding the foregoing provisions of this
         Section 10.6, (i) no Indemnifying Party shall be entitled to settle any Third Party Claim without the Indemnified Party's prior written consent unless as part of such settlement the Indemnified Party is released in writing from all liability with respect to such Third Party Claim and
         (ii) no Indemnified Party shall be entitled to settle any Third Party Claim without the Indemnifying Party's prior written consent unless as part of such settlement the Indemnifying Party is released in writing from all liability with respect to such Third Party Claim.

                  (c) In the event one party hereunder should have a claim for indemnification that does not involve a Third-Party Claim, the party seeking indemnification shall promptly send notice of such Claim to the other party.

         10.7. METHOD AND MANNER OF PAYING CLAIMS; SET-OFF. Subject to the Indemnifying Party's right pursuant to Section 10.6 to defend, negotiate, compromise and settle a Third Party Claim, the amount of any Claim shall be paid by the Indemnifying Party forthwith on demand. Any amounts owed or amounts in dispute by the Seller or Westinghouse to the Buyer or the Buyer Sub or one of their Affiliates (whether under this Agreement or otherwise) may be set off in satisfaction of amounts owed or amounts in dispute by the Buyer and the Buyer Sub or one of their Affiliates to the Seller or Westinghouse or one of their Affiliates (whether under this Agreement or otherwise) and vice versa.

         10.8. STRADDLE CLAIMS. With respect to the indemnification obligations of the Seller, Westinghouse, the Buyer and the Buyer Sub under this Article 10, to the extent that any matter, event or occurrence exists both before and after the

Closing Date, such that the Buyer and the Buyer Sub, on the one hand, and the Seller and Westinghouse, on the other hand, could both be entitled to indemnification with respect thereto (such as an ongoing OSHA violation with respect to which the Seller and the Buyer Sub are assessed a fine attributable to both pre-Closing and post-Closing periods), the respective indemnification obligations of the Buyer and the Buyer Sub, on the one hand, and the Seller and Westinghouse, on the other hand, shall be equitably apportioned between the Buyer and the Buyer Sub, on the one hand, and the Seller and Westinghouse, on the other hand, based on respective lengths of time, comparative opportunity to correct or prevent such matter or occurrence, whether or not the underlying matter or occurrence also gives rise to a breach of any of the representations and warranties made by any party to this Agreement or other equitable factors.

         10.9.  Insurance Proceeds.
                ------------------

                  (a) Except as provided in Section 8.4 of the Services Agreement, no Indemnified Party shall be obligated to pursue or collect from any insurer prior to making a claim for indemnification pursuant to this Article 10 and no Indemnifying Party shall be entitled to postpone performance of any indemnification obligation under this
         Article 10 while an insurance claim is pending. However, without limiting any of the provisions of Sections 10.1 through 10.11 in connection with any matter subject to indemnification under this
         Article 10, all parties shall cooperate with each other in giving notice of any claim to any insurer (including an insurer of an Indemnified Party) and shall provide reasonable assistance in the collection of any such claim; PROVIDED, HOWEVER, that there is no duty to provide notice, cooperate or assist with respect to an Indemnified Party's insurance policies where the Indemnified Party determines in its sole discretion that such notice, cooperation or assistance could invalidate any portion of the coverage available under such policy or result in the imposition of retroactive premiums or prospective premium increases. In addition, if an Indemnified Party makes such a determination after it has notified its insurer, it shall be entitled to retract such notice.

                  (b) If an Indemnified Party actually receives insurance proceeds, the amount for which such Indemnified Party is entitled to indemnification under this Article 10 shall be reduced appropriately. In the event an Indemnified Party receives insurance proceeds after being paid by the Indemnifying Party with respect to an indemnifiable matter under this Article 10, the Indemnified Party will remit such proceeds to the Indemnifying Party, up to the amount previously paid by the Indemnifying Party with respect to such matter. Nothing in this
         Section 10.9 shall be deemed to waive or limit the subrogation rights of any insurer.

         10.10 SCOPE OF THIS ARTICLE 10. The parties hereto agree that, except for injunctive relief, including specific performance, its and their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be subject to this Article 10, except that any claims relating to the Services Agreement shall be governed by the Services Agreement.

         10.11    Exclusion of Certain Claims.
                  ---------------------------

                  (a) Except for any deductible amount under the nuclear all risk property damage policy maintained by Buyer, the Buyer Sub or any of their Affiliates for the Owned Real Property and the personalty located thereon that does not exceed two and one-half million dollars ($2,500,000), the Seller and Westinghouse shall not be liable to the Buyer, the Buyer Sub or any of their Affiliates, whether in contract, in tort (including negligence or strict liability) or otherwise, for losses or damages to property at or on the Owned Real Property arising out of or resulting from any Release by Seller or its Affiliates or agents due to or caused by radioactive contamination on, from or out of the SEG Site or the Seller's other real property located on Bear Creek Road (collectively, the "SELLER'S SITES") provided that such radioactive contamination is the result of a covered cause of loss under the nuclear all risk property damage policy maintained by Buyer, the Buyer Sub or any of their Affiliates for the Owned Real Property and the personalty located thereon. The foregoing is based on the Buyer's and Buyer Sub's sublimit as of the Closing Date of $15 million of liability for radiation cross-contamination under the above-referenced nuclear all risk property damage policy. In the event this sublimit is reduced by the insurer prior to the third anniversary of the Closing Date as a result of any act or omission of the Seller or its Affiliates, the exclusion of liability set forth above in this paragraph (a) shall not extend to any loss or damage to the extent of the difference between the current $15 million radiation cross-contamination sublimit and such new reduced sublimit, but in no event shall such exception to the liability exclusion of this paragraph
         (a) exceed $7,500,000. The Buyer and the Buyer Sub agree to use commercially reasonable efforts to give the Seller and Westinghouse as much prior notice as is practicable of any such reduction in sublimits.

                  (b) Except for any deductible amount under the nuclear all risk property damage policy maintained by Seller or any of its Affiliates for the Seller Sites and the personalty located thereon that does not exceed one million dollars ($1,000,000), the Buyer and the Buyer Sub shall not be liable to the Seller, Westinghouse or any of their Affiliates, whether in contract, in tort (including negligence or strict liability) or otherwise, for losses or damages to property at or on the Seller Sites arising out of or resulting from any Release by Buyer, the Buyer Sub or their Affiliates or agents due to or caused by radioactive contamination on, from or out of the Owned Real Property provided that such radioactive contamination is the result of a covered cause of loss under the nuclear all risk property damage policy maintained by Seller or any of its Affiliates for the Seller's Sites and the personalty located thereon. The foregoing is based on the Seller's sublimit as of the Closing Date of $35 million of liability for radiation cross-contamination under the above-referenced nuclear all risk property damage policy. In the event this sublimit is reduced by the insurer prior to the third anniversary of the Closing Date as a result of any act or omission of the Buyer, Buyer Sub or their Affiliates, the exclusion of liability set forth above in this paragraph (b) shall not extend to any loss or damage to the extent of the difference between the current $35 million radiation cross-contamination sublimit and such new reduced sublimit, but in no event shall such exception to the liability exclusion of this paragraph
         (b) exceed $17.5 million. The Seller agrees to use commercially reasonable efforts to give the Buyer and the Buyer Sub as much prior notice as is practicable of any such reduction in sublimits.

                  (c) Each of the Seller and Westinghouse and the Buyer and the Buyer Sub will waive any right of subrogation any such party may have with respect to any liability for an insurable loss covered by this Section 10.11.

                  (d) All losses and damages for which the Seller and Westinghouse or the Buyer and the Buyer Sub, as applicable, are not to be responsible pursuant to this Section 10.11 are referred to as "EXCLUDED CONTAMINATION CLAIMS".

         10.12. PROPERTY COVERAGE. During the first five years after the Closing Date, each of the Seller and the Buyer and the Buyer Sub shall cause their own non-nuclear property insurance policies covering the Seller's Sites (in the case of the Seller) and the Owned Real Property (in the case of the Buyer and the Buyer Sub) to provide that, in the event of any loss payment under such policy, the insurer shall waive rights of subrogation against the Buyer and the Buyer Sub (in the case of the Seller's insurer) or their insurance carrier or against the Seller (in the case of the Buyer's and the Buyer Sub's insurer) or its insurance carrier.

                                   Article 11
                                   ----------

                                     General
                                     -------

         11.1. EXPENSES. All transfer, recording and sales taxes and fees payable with respect to the sale and conveyance of the Acquired Assets to the Buyer and the Buyer Sub shall be split equally by the Seller and the Buyer Sub. Except as otherwise provided in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         11.2. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows

                  If to the Buyer:

                  Molten Metal Technology, Inc.
                  400-2 Totten Pond Road
                  Waltham, Massachusetts 02154

                  Attention:    William M. Haney, III, President and Chief
                                Executive Officer
                                Ethan E. Jacks, Esq., Vice President
                                and General Counsel

                  If to the Buyer Sub:

                  1009 Commerce Park Drive
                  Suite 400
                  Oak Ridge, Tennessee  37830

                  Attention:    President

                  in each case with a copy sent contemporaneously to:

                  Bingham, Dana & Gould LLP
                  150 Federal Street
                  Boston, Massachusetts 02110

                  Attention:    John R. Utzschneider, Esq.

                  If to the Seller to:

                  The Scientific Ecology Group, Inc.
                  1560 Bear Creek Road
                  Oak Ridge, Tennessee 37830

                  Attention:    Kevin McGeady, Esq.

                  with a copy sent contemporaneously to:

                  General Counsel
                  Westinghouse Electric Corporation
                  Six Gateway Center
                  11 Stanwix Street
                  Pittsburgh, Pennsylvania 15222

                  If to Westinghouse to:

                  General Counsel
                  Westinghouse Electric Corporation
                  Six Gateway Center
                  11 Stanwix Street
                  Pittsburgh, Pennsylvania 15222

         11.3. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto), together with that certain license agreement and letter agreement being delivered contemporaneously herewith and referring to this Agreement, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof (including, without limitation, the Master Agreement and each Related Agreement) and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         11.4. GOVERNING LAW. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of Delaware.

         11.5. SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         11.6. ASSIGNS. Except as provided in Section 9.1 with respect to an SEG Successor or WEC Successor, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto, except that (i) the Buyer may assign its rights to one or more Subsidiaries, (ii) the Seller may assign its rights to a purchaser of all or substantially all of its assets, provided that the purchaser agrees in writing with the Buyer and the Buyer Sub to assume and perform all of the Seller's obligations under this Agreement and the other Acquisition Agreements and (iii) Westinghouse may assign its rights to a purchaser of all or substantially all of its assets, provided that the purchaser agrees in writing with the Buyer and the Buyer Sub to assume and perform all of Westinghouse's obligations under this Agreement and the other Acquisition Agreements. No assignment referred to in (i) above shall relieve the Buyer from its obligations under this Agreement and no assignment by the Seller or Westinghouse referred to in (ii) or (iii) above will relieve either the Seller or Westinghouse from their obligations under Articles 8 and 9 of this Agreement.

         11.7. SURVIVAL AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall survive the Closing and the consummation of the transactions contemplated hereby. Such representations and warranties shall expire on the last day (if any) on which a claim for indemnification may be made pursuant to
Article 10 for a breach thereof.

         11.8. FURTHER ASSURANCES. From time to time, at the request of the Buyer or the Buyer Sub and without further consideration, the Seller and Westinghouse shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer or the Buyer Sub may reasonably require more effectively to convey and transfer any of the Acquired Assets to the Buyer Sub. The Seller and Westinghouse and the Buyer and the Buyer Sub shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

         11.9. TAX TREATMENT. Each of the Buyer and the Buyer Sub and the Seller and Westinghouse agrees to file with the Internal Revenue Service an IRS Form 8594 (Asset Statement under Section 1060), with respect to the acquisition by the Buyer of the Acquired Assets, with its Federal income tax return for the year in which the Closing Date occurs.

         11.10. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except the Seller, the Buyer, the Buyer Sub and Westinghouse, any rights or remedies under or by reason of this Agreement.

         11.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12. PUBLIC STATEMENTS OR RELEASES. The parties hereto each agree that both prior to and following the consummation of the Closing, no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other parties hereto to the form of such announcement or statement. Nothing contained in this Section 11.12 shall prevent any party from making such public announcements as such party may consider necessary in order to obtain financing for the transactions contemplated hereby or to satisfy such party's legal or contractual obligations.

         11.13. JURISDICTION AND CONSENT TO SERVICE OF PROCESS, WAIVER OF JURY TRIAL. The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in a federal or state court sitting within the Western District of Pennsylvania, the District of Massachusetts or the Eastern District of Tennessee, which shall be the exclusive venues of said legal proceedings. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action in any such court, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action shall be effective against such party when transmitted in accordance with Section 11.2. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by applicable law. EACH OF THE BUYER, THE BUYER SUB, THE SELLER AND WESTINGHOUSE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF RELATING TO THIS AGREEMENT, ANY ACQUISITION AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

         11.14. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         11.15. NATURE OF OBLIGATIONS. All obligations of the Seller and Westinghouse in this Agreement and the other Acquisition Agreements are joint and several, whether or not so expressed. All obligations of the Buyer and the Buyer Sub in this Agreement and the other Acquisition Agreements are joint and several, whether or not so expressed.

                                   Article 12
                                   ----------

                               Certain Definitions
                               -------------------

         As used herein the following terms not otherwise defined have the following respective meanings:

         "ACQUIRED ASSETS" has the meaning given in Section 1.2.

         "ACQUIRED IP" has the meaning given in Section 1.2.

         "ACQUIRED RESINS" has the meaning given in Section 7.13.

         "ACQUISITION AGREEMENTS" has the meaning given in Section 5.1.

         "AFFILIATE" means with respect to any Person, any Person controlling, controlled by or under common control with such Person.

         "AGENCY ACTION" means any notice of violation, complaint, order, consent order, consent agreement or other final action brought by a federal, state, or local regulatory agency having the requisite authority and jurisdiction to bring such action.

         "AGREEMENT" has the meaning set forth in the preamble.

         "ASSIGNED CUSTOMER CONTRACTS" means (i) those Customer Contracts assigned to the Buyer Sub in their entirety and (ii) with respect to those Customer Contracts partially assigned to the Buyer Sub, that portion so assigned.

         "ASSUMABLE SERVICES" has the meaning given in Section 7.18(b).

         "ASSUMED CONTRACTS" means the Assigned Customer Contracts, the Personal Property Leases, the Quanterra Agreement, the General Signal Agreement and the Miscellaneous Purchase Orders.

         "ASSUMED EMPLOYEES" has the meaning given in Section 7.1.

         "ASSUMED LIABILITIES" has the meaning given in Section 2.1.

         "BUYER" has the meaning given in the first paragraph of this Agreement.

         "BUYER ENVIRONMENTAL INDEMNITY MATTERS" has the meaning given in
Section 10.3(b).

         "BUYER RELEASEES" has the meaning given in Section 7.11(d).

         "BUYER SUB" has the meaning given in the first paragraph of this Agreement.

         "BUYER'S 401(k) PLAN" has the meaning given in Section 7.2.

         "CASKS" has the meaning given in Section 1.1(a)(iii).

         "CATALYTIC EXTRACTION PROCESSING" or "CEP" means the processes, methods and means and equipment, apparatus and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Materials), now or hereafter owned or used by the Buyer, directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing liquefied metal, and includes the processes, methods, means, equipment, apparatus and systems owned or used by the Buyer directed to the processing of Radioactive Feedstocks and known collectively as "QUANTUM CEP" or "Q-CEP". Notwithstanding the foregoing, CEP does not include SEG Metal Melting Technology.

         "CC ASSIGNMENTS" has the meaning given in Section 4.2.

         "CEP PLANT" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis.

         "CLAIM" has the meaning given in Section 10.6(a).

         "CLOSING" has the meaning given in Section 4.1.

         "CLOSING DATE" has the meaning given in Section 4.1.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPETING ACTIVITIES" has the meaning given in Section 9.1(c).

         "CONTROL" (including its correlatives "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person through ownership of a majority of securities or partnership or other ownership rights or agreements.

         "CUSTOMER CONTRACTS" has the meaning given in Section 1.2.

         "DIRECTORS" has the meaning given in Section 7.12.

         "DISCLOSURE SCHEDULE" has the meaning given in the introduction to this Agreement.

         "DISPUTE RESOLUTION AGREEMENT" has the meaning set forth in the Master Agreement.

         "EFFECTIVE TIME" has the meaning set forth in Section 4.1.

         "EMPLOYEE BENEFIT PLAN" has the meaning given in Section 5.12(a).

         "ENCUMBRANCES" has the meaning given in Section 5.7.

         "ENVIRONMENT" means the soil, surface waters, ground waters, land, stream sediments, surface or sub-surface strata and ambient air.

         "ENVIRONMENTAL CLAIMS" has the meaning set forth in Section 10.5.

         "ENVIRONMENTAL INDEMNIFICATION AGREEMENT" has the meaning given in the Master Agreement.

         "ENVIRONMENTAL LAWS" means any Law promulgated or in effect as of the date hereof relating to the Environment, to health and safety, to any Hazardous Substance or Radioactive Substance (including without limitation the use, handling, transportation, production, disposed, discharge or storage thereof), or to drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. [Section]9601 ET SEQ.) ("CERCLA"); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. [Section]6901 ET SEQ.) ("RCRA"); (iii) the Hazardous Materials Transportation Act (49 U.S.C. [Section]1801 ET SEQ.); (iv) the Toxic Substances Control Act (15 U.S.C. [Section]2061 ET seq.); (v) the Clean Water Act (33 U.S.C. [Section]1251 ET SEQ.); (vi) the Clean Air Act (42 U.S.C. [Section]7401 ET SEQ.); (vii) the Safe Drinking Water Act (21 U.S.C. [Section]349; 42 U.S.C. [Section]201 and [Section]300f ET SEQ.); (viii) the NatiONal Environmental Policy Act of 1969 (42 U.S.C. [Section]4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. [Section]1101 ET SEQ.); (xi) the Atomic Energy Act of 1954 ([Section]42 U.S.C. 2011 ET SEQ.), and (xii) any applicable state statutes analogous to any of the foregoing.

         "EPA" has the meaning given in Section 5.8(a).

         "EQUIPMENT" has the meaning given in Section 1.1(a).

         "ERISA" means the Employee Retirement Security Act of 1974, as amended.

         "EXCLUDED ASSETS" has the meaning given in Section 1.3.

         "EXECUTIVE COMMITTEE" has the meaning given in Section 7.12.

         "EXCLUDED CONTAMINATION CLAIMS" has the meaning set forth in Section 10.11.

         "EXCLUDED LIABILITIES" has the meaning given in Section 2.2.

         "FEEDSTOCKS" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

         "FIRST COMPETING ACTIVITY" has the meaning given in Section 9.1(c).

         "GALLAHER FACILITY" means the facilities of the Seller known as Building 3 and Building 4 on Gallaher Road.

         "GALLAHER SITE" means the site on which the Gallaher Facility is located.

         "GENERAL SIGNAL AGREEMENT" has the meaning given in Section 1.1(f).

         "GENERAL SIGNAL ASSIGNMENT" has the meaning given in Section 4.2(d).

         "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, local or other governmental agency, department, commission, board, bureau, regulatory authority, instrumentality, judicial or administrative body.

         "HAZARDOUS SUBSTANCE" means (a) any oil, gas, other hydrocarbon, flammable substance, explosive, hazardous waste or substance, toxic waste or substance, regulated substance or any other material or pollutant that causes the Owned Real Property or the Gallaher Site or any portion thereof to be subject to any remediation requirement under any Environmental Law; (b) asbestos in any form that is friable or polychlorinated biphenyls, either of which is in excess of any level that would cause the Owned Real Property or the Gallaher Site or any portion thereof to be either in violation of or subject to the remediation requirements of any Environmental Law; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable Environmental Law, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable governmental authority. Notwithstanding the foregoing, Radioactive Substances shall not be considered Hazardous Substances for purposes of this Agreement.

         "IER FEEDSTOCKS" means (i) with respect to ion exchange resins generated in the United States of America, radioactively contaminated ion exchange resins generated by commercial generators that have become spent and
(ii) with respect to ion exchange resins generated outside the United States of America, radioactively contaminated ion exchange resins generated by commercial nuclear power plants that have become spent.

         "IMPROVEMENTS" means, with respect to any Intellectual Property, any improvements, developments, updates, upgrades, enhancements, additions, revisions, corrections, fixes and other modifications to such Intellectual Property that MMT or SEG, as applicable, may acquire, discover, invent, originate, conceive or have a right to develop or manufacture, whether or not the same is patentable, commercially useful or reduced to writing or practice.

         "INDEMNIFIED PARTY" has the meaning given in Sections 10.3(c) and 10.6(a).

         "INDEMNIFYING PARTY" has the meaning given in Sections 10.3(c) and 10.6(a).

         "INSIDE BATTERY LIMITS EQUIPMENT" has the meaning given in the Master Agreement.

         "INTELLECTUAL PROPERTY" means patents, inventions (whether patentable or unpatentable), trade secrets, know-how, trademarks and associated goodwill, service marks, trade dress, logos, trade names, copyrights, mask works and registrations and applications for each of the foregoing, and computer software programs (other than standard off-the-shelf so-called shrink wrap programs), computer data bases and related documentation and materials.

         "INTERIM LEASE" has the meaning set forth in Section 4.2.

         "INVOICED PRICE"  has the meaning set forth in Section 7.13.

         "KNOWLEDGE" or "to knowledge of the Seller" or similar knowledge qualifications shall be deemed to mean the actual knowledge of any of the following officers or employees of Westinghouse or the Seller:

         For Westinghouse:

                  Name              Title
                  ----              -----

         Carlo Caso                 General Manager, Special Operations
         Andrew Washburn            Managing Director, Global Capital Markets

         For the Seller:

                  Name              Title
                  ----              -----

         Erl Swierkowski            President
         Joe Albenze                Vice President, Human Resources
         Paul Harper                Vice President, Chief Financial Officer
         Walt Hipsher               Vice President, Transportation
         Marilyn Kavchak            Vice President, Quality Assurance
         Kevin McGeady              Legal/Contracts
         Don Neely                  Vice President, Field Services
         Bryan Roy                  Vice President, Technology
         John Hess                  Waste Operations
         Bill Carder                Vice President, Sales and Marketing
         Tom Snyder                 Engineering & Development
         Steve Norris               Radiation Safety Officer

         "LAW" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, now existing, enacted or in effect.

         "LICENSE AGREEMENT" has the meaning given in Section 4.2(b).

         "LOSSES" has the meaning given in Section 10.1.

         "MASTER AGREEMENT" has the meaning given in the introduction to this Agreement.

         "MATERIAL ADVERSE EFFECT" means, with respect to any fact, event or circumstance, that such fact, event or circumstance would (i) subject the Seller to any criminal penalty or (ii) absent the consummation of the transactions contemplated by this Agreement, would have a material adverse effect on the ability of the Seller and Westinghouse to own and operate the Acquired Assets respectively owned by them or the ability of the Seller to conduct any of the Processing Activities which it is currently conducting or (iii) would have a material adverse effect on the ability of the Seller or Westinghouse to consummate the transactions contemplated by this Agreement and the other Acquisition Agreements or to perform their respective obligations thereunder.

         "MINOR CLAIMS" has the meaning given in Section 10.5(b).

         "MISCELLANEOUS PURCHASE ORDERS" has the meaning given in Section
1.1(g).

         "MMT CONFIDENTIAL INFORMATION" means any confidential or proprietary information of any type of the Buyer or furnished by the Buyer.

         "NON-TRANSFERRED CONTRACT" has the meaning given in Section 7.19.

         "OUTSIDE BATTERY LIMITS EQUIPMENT" has the meaning given in the Master Agreement.

         "OWNED REAL PROPERTY" has the meaning given in Section 1.1(c).

         "PATENT ASSIGNMENTS" has the meaning given in Section 4.2(b).

         "PERMITTED ENCUMBRANCES" has the meaning given in Section 5.7.

         "PERSON" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "PERSONAL PROPERTY LEASES" has the meaning given in Section 1.1(d).

         "PROCESSING ACTIVITIES" means any of the activities that have been performed by the Seller that are to be performed by the Buyer Sub pursuant to the Assigned Customer Contracts and Subcontracts.

         "PROCESSING SUBCONTRACTS" has the meaning given in Section 4.2.

         "PROPOSED ASSUMED EMPLOYEES" has the meaning given in Section 7.1(a).

         "PURCHASE PRICE" has the meaning given in Section 3.1.

         "QUANTERRA AGREEMENT" has the meaning given in Section 1.1.

         "QUANTERRA ASSIGNMENT" has the meaning given in Section 4.2(d).

         "Q-CEP PLANT" has the meaning given in the introduction to the Agreement.

         "RADIOACTIVE SUBSTANCE" means any substance that contains disintegrating isotopes, either natural or man-made, that have been either added to or enhanced in the material that make up such Radioactive Substance or that have contaminated such Radioactive Substance, including any "source material" "special nuclear material" or "byproduct material" as defined in the Atomic Energy Act of 1954, as in effect on the date hereof.

         "RADIOACTIVE WASTE" means waste generated from a water containing system used by a commercial waste generator or nuclear electric generating plant, which consists principally of ion exchange resins, radioactively contaminated sludges, filter media and cartridges, carbon absorbers, sediments, precipitates or organically contaminated aqueous streams.

         "RECOVERED MATERIALS" means the elements and compounds produced by a CEP Plant, whether or not produced through the use of reactants and whether or not suitable for reuse or resale.

         "RELATED AGREEMENTS" has the meaning given in the Master Agreement.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, migrating, dumping or discarding, burying, abandoning or disposing into the Environment.

         "REMEDIAL ACTION" means any and all actions required pursuant to applicable Environmental Laws to address the Release or Threat of Release of a Hazardous Substance or Radioactive Substance, including, but not limited to, investigation and cleanup.

         "RESTRICTED PERIOD" has the meaning given in Section 9.1(a).

         "SECOND COMPETING ACTIVITY" has the meaning given in Section 9.1(c).

         "SECONDARY WASTE" means, with respect to any Person, waste generated in the course of conduct of services performed by such Person.

         "SEG ACQUIRED ASSETS" has the meaning given in Section 1.1.

         "SEG ACQUIRED IP" has the meaning given in Section 1.1(e).

         "SEG CONFIDENTIAL INFORMATION" means any confidential or proprietary information of any type of the Seller or furnished by the Seller, but excluding any information constituting part of the Acquired Assets.

         "SEG CUSTOMER CONTRACTS" has the meaning given in Section 1.1(b).

         "SEG ENVIRONMENTAL INDEMNITY MATTERS" has the meaning given in Section 10.3(a).

         "SEG METAL MELTING TECHNOLOGY" means all Intellectual Property owned or controlled by the Seller relating to the Seller's metal melting technology for the physical separation of Radioactive elements from Radioactively contaminated metal through metal melting. Notwithstanding the foregoing, SEG Metal Melting Technology does not include CEP.

         "SEG RETAINED IP" has the meaning given in Section 1.1(e).

         "SEG SITE" has the meaning given in Section 7.7.

         "SEG SUCCESSOR" has the meaning given in Section 9.1(f).

         "SELLER" has the meaning given in the first paragraph of the Agreement.

         "SELLER/WEC RELEASEES" has the meaning given in Section 7.11(c).

         "SELLER SITES" has the meaning set forth in Section 10.11.

         "SERVICES AGREEMENT" has the meaning given in Section 4.2(f).

         "SPECIFIED MISREPRESENTATION CLAIM" has the meaning given in Section 10.4.

         "SPECIFIED RESTRICTED PROCESSES" has the meaning given in Section
9.1(b).

         "SPIN-OFF TRANSACTION" has the meaning specified in Section 9.1.

         "STORM WATER RULE" has the meaning given in Section 7.7(c).

         "SUBCONTRACTS" means Processing Subcontracts and Unassigned Contract Subcontracts.

         "SUBSIDIARY" means, with respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "SUPPORT AGREEMENTS" has the meaning given in Section 7.4.

         "TAX" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "TAX CLAIM" has the meaning given in Section 10.4.

         "THIRD PARTY CLAIM" has the meaning given in Section 10.6(a).

         "THREAT OF RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

         "TRADEMARK ASSIGNMENTS" has the meaning given in Section 4.2(c).

         "UNASSIGNED CONTRACT SUBCONTRACT" has the meaning given in Section
7.19.

         "WARN ACT" has the meaning given in Section 7.1(c).

         "WEC SUCCESSOR" has the meaning given in Section 9.1(g).

         "WESTINGHOUSE" has the meaning given in the first paragraph of this Agreement.

         "WESTINGHOUSE ACQUIRED ASSETS" has the meaning given in Section 1.2.

         "WESTINGHOUSE AGREEMENT" has the meaning set forth in the Master Agreement.

         "WESTINGHOUSE CUSTOMER CONTRACTS" has the meaning given in Section 1.2(b).

         "WESTINGHOUSE PATENTS" has the meaning given in Section 1.2.

         "WESTINGHOUSE RETAINED IP" has the meaning given in Section 1.2.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                    MOLTEN METAL TECHNOLOGY, INC.


                                    By:      /s/ Victor E. Gatto, Jr.
                                    Name:   Victor E. Gatto, Jr.
                                    Title:  Vice President


                                    MMT OF TENNESSEE INC.


                                    By:     /s/ Victor E. Gatto, Jr.
                                    Name:   Victor E. Gatto, Jr.
                                    Title:  President


                                    THE SCIENTIFIC ECOLOGY GROUP, INC.


                                    By:     /s/ Bryan Roy
                                    Name:   Bryan Roy
                                    Title:  Vice President


                                    WESTINGHOUSE ELECTRIC CORPORATION


                                    By:     /s/ Andrew J. Washburn
                                    Name:   Andrew J. Washburn
                                    Title:  Managing Director, Global Capital
                                             Markets